Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement                   |_|   Confidential, For Use
                                                          of the Commission
                                                          Only (as permitted by
                                                          Rule 14a-6(e)(2)

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                                  ADSTAR, INC.
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 011.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date filed:

                                  ADSTAR, INC.

                                   ----------

                    Notice of Special Meeting of Stockholders
                  To Be Held On December 27, 2002 at 10:00 A.M.

                                   ----------

TO THE STOCKHOLDERS OF ADSTAR, INC.:

      NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of AdStar, Inc. ("AdStar") will be held at 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292, on December 27, 2002 at 10:00 A.M., Pacific Standard Time, for the following purposes:

            1. To approve the proposed sale of shares of AdStar Series B-2 Convertible Preferred Stock, par value $.0001 per share, to Tribune Company for $600,000.

            2. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on November 22, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

                                                BY ORDER OF THE BOARD OF
                                                DIRECTORS


                                                Eli Rousso, Secretary

Dated:  Marina del Rey, California
        December   , 2002

            --------------------------------------------------------------------
IMPORTANT:  Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save AdStar the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
            --------------------------------------------------------------------

                                  ADSTAR, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       FOR SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held December 27, 2002

      This Proxy Statement is furnished to the stockholders of AdStar, Inc., a Delaware corporation ("AdStar"), in connection with the solicitation by the Board of Directors of proxies to be used at the Special Meeting of Stockholders of AdStar to be held at 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292, on December 27, 2002 at 10:00 A.M., Pacific Standard Time, and at any adjournments thereof (the "Special Meeting"). The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is December 2, 2002.

                          THE VOTING AND VOTE REQUIRED

      Only stockholders of record at the close of business on November 22, 2002 (the "Record Date"), are entitled to notice of and vote at the Special Meeting. On the Record Date, there were 8,258,214 outstanding shares of common stock, par value $.0001 per share ("Common Stock") and 1,443,457 outstanding shares of Series A convertible preferred stock, par value $.0001 per share ("Series A Preferred"). At the Special Meeting, each share of Common Stock is entitled to one vote and each share of the Series A Preferred is entitled to one vote for each share of Common Stock into which they can convert as of the Record Date. In the aggregate, 9,701,671 votes may be cast at the Special Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

      Approval of the proposed sale of shares of AdStar Series B-2 Convertible Preferred Stock, par value $.0001 per share ("B-2 Preferred"), to Tribune Company for $600,000 is by the affirmative vote of a majority of the votes cast at the Special Meeting (the "Proposal").

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR the Proposal. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting, however, in and of itself does not revoke a prior proxy. Shares represented by proxies which are marked "ABSTAIN" will not be counted in determining whether the requisite vote has been received for the Proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

      Stockholders have no dissenters' rights of appraisal under Delaware law, our certificate of incorporation or our by-laws with respect to the Proposal.

APPROVAL OF THE PROPOSED SALE OF SHARES OF ADSTAR B-2 PREFERRED STOCK TO TRIBUNE COMPANY FOR $600,000

The Transaction

      On December __ 2002, we entered into a Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") and a series of ancillary agreements (the "Transaction Documents") with Tribune Company. The Series B Purchase Agreement provided for an aggregate potential investment by Tribune of $1.5 million.

      Under the Transaction Documents we are obligated to develop additional features to enhance the capabilities of our Web software applications ("AdStar Service"), which we customized for Tribune to enable Tribune owned newspapers and CareerBuilder, LLC. ("CareerBuider"), to jointly receive recruitment advertising from agencies, corporate customers, and the general public. The enhancements to the AdStar Service will enable ad agencies, employers and consumers to create, schedule and purchase ads to run in both the help-wanted sections of CareerBuilder-branded participating newspapers and on the CareerBuilder.com Web site (this functionality is marketed by Tribune as "FlexAds"). We believe that the potential future revenues from the use of our technology by Tribune and Careerbuilder justify the incremental expenditures required to complete the enhancements.

      Both Leslie Bernhard and Eli Rousso, in their capacity as stockholders, have agreed to: (i) vote the shares under their control (an aggregate of 1,137,891 votes or approximately 12% of the total available votes at the special meeting,) in favor of the Proposal. In addition, Tribune as the holder of 1,443,457 shares Series A Preferred, each entitled to one vote (approximately 15% of the total available votes at the special meeting) has indicated that it will vote for the Proposal. As a result, an aggregate of 2,581,348 votes or approximately 27% of the total available votes at the Special Meeting will be voted in favor of the Proposal.

The Series B Preferred Stock Purchase

      Under the Series B Purchase Agreement, on December , 2002 (the "B-1 Preferred Closing Date") we issued ____ shares of our series B-1 Preferred Stock, par value $.0001 per share ("B-1 Preferred") to Tribune Company for $900,000, or a price of $____ per share (the " B-1 Preferred Per Share Purchase Price"). The proceeds from the sale of the B-1 Preferred stock will be used for working capital. However, if stockholder approval is not obtained for the sale of the B-2 Preferred Stock within 120 days from the B-1 Preferred Closing Date, Tribune will have the right to sell the B-1 Preferred to AdStar at the original purchase price plus all accrued and unpaid dividends. In that case, AdStar's working capital would be negatively impacted. If the sale of the B-2 Preferred Stock is approved, then AdStar will issue shares of B-2 Preferred on a share-for-share basis in exchange for all the B-1 Preferred plus an additional number of B-2 Preferred shares equal to the amount of all the accrued and unpaid dividends on the B-1 Preferred divided by the B-2 Preferred Per Share Purchase Price, described below.

      Tribune has agreed, subject to the satisfaction of certain conditions, to invest an additional $600,000 for the purchase of shares of B-2 Preferred at a price per share equal to the lower of $0.75 or the fair market value of AdStar Common Stock at the date of the closing of the B-2 Preferred ("B-2 Preferred Per Share Purchase Price"). The proceeds from the sale of the B-2 Preferred will also be used for working capital. At or prior to the closing of the B-2 Preferred, AdStar must fulfill all the closing conditions set forth under the Series B Purchase Agreement to the satisfaction of Tribune which, among other conditions, includes (i) obtaining stockholder approval of the Proposal, (ii) no material adverse changes and (iii) satisfaction of the agreed upon escrow conditions. On the closing date of the B-2 Preferred, AdStar will also be required to issue shares of B-2 Preferred in exchange for the B-1 Preferred, as described above.

      Additionally, we have agreed to obtain Tribune's prior written approval before: (i) consummating any transaction or series of transactions, prior to March 18, 2007, where the beneficial ownership of more than 50% of AdStar's voting stock is sold, transferred, conveyed or assigned to any third party that Tribune reasonably determines: (a) competes with CareerBuilder, or (b) cannot or will not meet certain obligations under the Tribune Documents to Tribune; and
(ii) granting options to acquire more than 30,000 shares of Common Stock to any person under any AdStar employee stock option plan or other equity-based compensation plan.

Rights and Preferences of the B-2 Preferred

      Under our certificate of incorporation, our Board of Directors is authorized, subject to limitations prescribed by law, without further stockholder approval, to issue from time to time, up to an aggregate of 5,000,000 shares of our preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our Board of Directors without approval from the stockholders.

B-2 Preferred

      In November 2002, our Board of Directors designated ____ shares of our preferred stock as B-2 Preferred. The B-2 Preferred has the following characteristics:

            Ranking - Equal in rank to the AdStar Series A convertible preferred stock, par value $.0001 per share.

            Voting Rights - Each holder of the B-2 Preferred is entitled to one vote per share of B-2 Preferred held; provided, however, the maximum number of votes of the B-2 Preferred shall not exceed the number determined by adding (a) the number determined by dividing $900,000 by the fair market value of Common Stock on the B-1 Preferred closing date, plus (b) the number determined by dividing $600,000 by the fair market value of Common Stock on the B-2 Preferred closing date. AdStar cannot amend or impair the rights of the B-2 Preferred stockholders, enter into any capital stock or equity agreements for the issuance of capital stock with rights ranking the same or above the rights of the B-2 Preferred or liquidate without the approval of at least a majority of the holders of the B-2 Preferred then outstanding.

            Liquidation Preference - In the event of any liquidation, dissolution or winding up of the affairs of AdStar, or any merger or consolidation where the holders of AdStar capital stock prior to such merger or consolidation no longer possess more than 50% of voting power of the surviving corporation (each a "Liquidation Event"), the holders of the B-2 Preferred will be entitled to receive in preference to the holders of Common Stock but equally with the Series A Preferred, an amount per share equal to ($____) plus accrued and unpaid dividends. After such payment, the B-2 Preferred stockholders share equally, on an as converted basis, with the holders of AdStar capital stock in any remaining merger consideration, assets or funds of AdStar. As a result, it is unlikely that the holders of Common Stock will receive any proceeds from a Liquidation Event unless the proceeds from such event is in excess of the combined liquidation values of the B-2 Preferred and the Series

            A Preferred which amounts to $3.3 million plus all the accrued and unpaid dividends on such stock.

            Conversion - Each share of the B-2 Preferred is convertible at anytime at the option of the holder into shares of Common Stock at a ratio of one share of Common Stock for each share of B-2 Preferred, subject to certain stock split and stock dividend adjustments and the antidilution adjustments described below. All B-2 Preferred will automatically convert to Common Stock on the first day after the 24-month anniversary of the B-2 Preferred issuance date for which the market price of a share of Common Stock exceeds 200% of the average trading price per share of the Common Stock during the 30 consecutive days immediately preceding the B-2 Preferred issuance date.

            Antidilution Adjustment - Prior to February 28, 2004, the B-2 Preferred conversion ratio is subject to adjustment, upon the occurrence of the following events:

            (i) Upon the issuance of Common Stock at a per share price less than the B-2 Preferred Per Share Purchase Price;

            (ii) Upon the issuance of Common Stock purchase options, outside any board approved equity incentive plan, with an exercise price less than the B-2 Preferred conversion price then in effect;

            (iii) Upon the issuance of any stock or securities, directly or indirectly convertible into or exchangeable for Common Stock, with a conversion or exchange price less than the B-2 Preferred conversion price then in effect; and

            (iv) Upon the adjustment to the exercise price of options, or to the conversion price or exchange rate of convertible securities.

            In the event the B-2 Preferred is adjusted, upon conversion of the B-2 Preferred into Common Stock existing holders of Common Stock will be subject to additional dilution of their economic and voting rights.

            Dividends - Dividends on the B-2 Preferred accrue at 7% per year through the date of liquidation or conversion. Upon the declaration of dividends, all accrued and unpaid dividends on the B-2 Preferred will be paid in full prior to any payment of dividends on Common Stock. In addition, the holders of the B-2 Preferred, on an as converted basis, will share pro rata with the holders of Common Stock on dividends or distributions paid on the Common Stock. However, in the event of conversion all accrued and unpaid dividends will be waived.

            Preemptive Rights - Each holder of Series B-2 Preferred may elect, by giving notice to AdStar within 15 days after receipt of a notice of proposed issuance or sale of securities from AdStar, to purchase, at the same price and on the same terms and conditions as the issuance or sale described in such notice, the number of securities equal to the product of (i) the aggregate number of securities issued or sold by AdStar multiplied by (ii) a fraction with a numerator equal to the number of shares of Common (on a Common Equivalent Basis) that such holder owns and a denominator equal to the number of Common Deemed Outstanding prior to the issuance of such securities.

      A draft of the certificate of designation for the B-2 Preferred is an Appendix to this Proxy Statement and certain other Tribune Documents referred to herein were filed as exhibits to the Adstar

Current Report on Form 8-K filed on ______________, 2002 and accordingly can be obtained from the SEC's Website, www.sec.gov.

      We are seeking stockholder approval of the Proposal because the sale to Tribune of our B-1 Preferred coupled with our B-2 Preferred, upon their conversions, could result in the issuance of greater than 20% of our Common Stock outstanding on November 15, 2002 at a price below the then market value of our Common Stock. Nasdaq rules require stockholder approval for such issuances. As a result, approval of this transaction by our stockholders would be necessary to be in compliance with Nasdaq's stockholder approval requirement for such issuances. In addition, if stockholder approval is not obtained Tribune will have the right to sell the B-1 Preferred to AdStar at the original price plus all accrued and unpaid dividends. In that case, AdStar's working capital will be negatively impacted.

      At September 30, 2002, AdStar's cash balance was $560,000 (including $175,000 restricted cash). In order to sustain operations at current levels through September 2003, AdStar needs to raise additional working capital. To raise their capital and to allow AdStar to develop the additional technology required by Tribune, the Board of Directors has determined that the sale to Tribune is in the best interest of AdStar and unanimously recommends stockholder approval.

      We have agreed, if requested by Tribune, to take all actions necessary to increase the size of our Board of Directors to eight members and cause the newly created vacancies to be filled with Tribune representatives (up to a maximum of two). We have also agreed to nominate the Tribune representatives as directors and recommend their election to the Board of Directors at each subsequent annual meeting of stockholders for as long as AdStar and Tribune agrees that it is necessary. In addition, any such member must be immediately included on our Board's Compensation Committee.

The Board of Directors recommends a vote FOR the approval of the sale of shares of B-2 Preferred to Tribune for $600,000.

Security Ownership of Certain Beneficial Owners and Management

      The following table, together with the accompanying footnotes, sets forth information, as of November 22, 2002, regarding stock ownership of all persons known by AdStar to own beneficially more than 5% of AdStar's outstanding Common Stock, Named Executives, all directors, and all directors and officers of AdStar as a group:

                                                                               Percentage of
                                                                                 Beneficial
                                                Shares of      Percentage        Ownership
                                              Common Stock         of          upon Purchase
                                              Beneficially     Beneficial         of B-2
Name of Beneficial Owner (1)                    Owned (2)      Ownership      Preferred Stock
-----------------------------------------    --------------   ------------   -----------------
Leslie Bernhard (3)                              785,054            9.2%
Eli Rousso (3)                                   812,976            9.5%
Jeffrey Baudo (4)                                112,134            1.3%
Nancy Works                                            0              0
Stephen A. Zelnick (5)                           128,636            1.6%
Anthony Fidaleo                                        0              0
Corey E. Shaker (6)                               25,000              *
Chester L. F. Paulson (7)                      2,251,574           24.7%
Tribune Company (8)                            2,643,457           24.3%          29.4% (9)
All  Directors  and  Officers (7 persons)
as a group                                     1,880,381           22.0%

----------

      *     less than 1%

(1) The addresses of the persons named in this table are as follows: Leslie Bernhard, Eli Rousso, Jeffrey Baudo, Anthony Fidaleo, and Jeffrey Diamond c/o AdStar, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, CA 90292; Stephen A. Zelnick c/o Morse Zelnick, Rose & Lander, 405 Park Avenue, New York, NY 10022; Corey E. Shaker 774 Straits Turnpike, Watertown Connecticut 06795; Chester L. F. Paulson, c/o Paulson Capital Corp. 811 SW Naito Parkway, Suite 200, Portland, OR 97204, and Tribune Company, 435 N. Michigan Ave. Chicago IL, Attn: General Counsel.

(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from November 22, 2002 have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. On November 22, 2002, 8,258,214 shares of Common Stock were outstanding which include 4,956 shares issuable to vendors under our Vendor Compensation program.

(3) Includes an aggregate of 110,054 shares in respect of which Ms. Bernhard and Mr. Rousso have voting power. Additionally, Ms. Bernhard and Mr. Rousso each have options to purchase 100,000 and 75,000 shares of AdStar common stock at $0.81 and $0.60 per share, respectively, exercisable within 60 days.

(4) Includes of options to purchase 33,333 and 75,000 shares of AdStar common stock, at $1.25 and $0.60 per share, exercisable within 60 days.

(5) Includes: (i) options to purchase 25,000 shares of common stock of AdStar, at $0.60 per share, and warrants to purchase 25,000 shares of AdStar common stock, at $1.07 per share, exercisable within 60 days; and (ii) 28,636 shares of common stock of AdStar which represents Mr. Zelnick's proportionate interest in 114,545 shares beneficially owned by a nominee of Morse, Zelnick, Rose & Lander, LLP, of which Mr. Zelnick is a member. The filing of this report shall not be construed as an admission that Mr. Zelnick is the beneficial owner of any of the shares owned by the nominee for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

(6) Consists of options to purchase 25,000 shares of AdStar common stock at $.60 per share, exercisable within 60 days.

(7) Consists 1,408,458 shares of common stock of AdStar and the currently exercisable common stock purchase warrants detailed below:

            (i)   24,116 exercisable at $0.75;
            (ii)  350,000 exercisable at $1.07;
            (iii) 200,000 exercisable at $1.80;
            (iv)  139,000 exercisable at $7.20; and
            (v)   130,000 exercisable at $9.00.

(8) Consists of (i) 1,443,457 shares of Series A Preferred Stock, which currently convert into Common Stock on a 1 for 1 basis and (ii) 1,200,000 shares of B-1 Preferred which currently converts into Common Stock on a 1 for 1 basis (Based on an investment of $900,000 and assumes a per share purchase price of $0.75). The B-1 Preferred was issued subsequent to the Record Date and is therefore not entitled to vote at the Special Meeting.

(9) Percentage assumes that Tribunes beneficially owns 3,443,457 shares of Common Stock upon the closing of the B-2 Preferred (the sum of 1,443,457 shares of Series A Preferred Stock, plus 1,200,000 shares of Series B-1 Preferred Stock shares, as described in note 9 above, plus 800,000 shares of Series B-2 Preferred Stock, based on an investment of $600,000 and assumes a per share purchase price of $0.75, each convertible into Common Stock on a 1 for 1 basis).

Management's Discussion and Analysis of Financial Condition and Results of Operation

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this proxy statement. Certain statements in this discussion and elsewhere in this report constitute forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934 and are subject to the "Risk Factors" included in our Annual Report on Form 10-KSB/A for our fiscal year ended December 31, 2001 and in our registration statement on Form S-3 filed with the Securities and Exchange Commission on June 28, 2002. Because this discussion involves risk and uncertainties, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

      During the first quarter 2002, we focused our efforts on raising equity capital and the development and customization arrangements with Tribune Company. In January 2002, we completed the private placement that had been in process at the year ended December 31, 2002, raising an additional $150,000 in gross proceeds. In February 2002, we raised an additional $50,000 in gross proceeds from a subsequent private placement. Combined, these two transactions raised approximately $157,000 in net proceeds.

      In March 2002, we entered into a series of significant contracts with Tribune Company. Under these agreements, we sold 1,443,457 shares of Series A preferred stock to Tribune Company for net proceeds totaling approximately $1,728,000. Additionally, we agreed to develop and customize a version of our Web software applications to provide for Web-based technology for recruitment classified advertising sales to all major market Tribune newspapers and on-line services in exchange for earning volume-based ASP fees for ads placed through the Web using our customized software. This customization will provide a platform that allows Tribune-owned newspapers and CareerBuilder, L.L.C., to receive recruitment advertising from agencies, corporate customers, and the general public. The customization for this initial contract was substantially completed during the third quarter 2002, with the first publication launched in August 2002. The Company has began realizing the contracted minimum revenues in August 2002 and will continue to incur expenditures to complete the deployment effort, which is scheduled to be completed during the fourth quarter of 2002. We believe that the potential future revenues from the use of our technology by Tribune and Careerbuilder justify the up-front expenditures required to complete the enhancements.

      In November 2002 the Company signed a non-binding letter of intent with Tribune Company for an additional investment by Tribune of $1,500,000. As part of the proposed transaction, AdStar will develop additional features that expand the capabilities of its generic service and the customized services that were launched in August 2002. The proposed investment and related development is expected to run concurrently with the deployment of the remainder of the individual publications and it is anticipated that it will be fully deployed by May 2003. While the funding is expected to be sufficient to continue and complete the development of the customized services there are no new minimum revenues contemplated in the agreement. We believe the additional features and expanded capabilities of the new development combined with that of the initial contract will ultimately attract more end users and provide Tribune as well as other publishing companies a platform from which to launch other related web based products, such as auto and real estate ads, which will ultimately be realized in the form of increased transaction volume and related revenues. Accordingly, we believe that the potential future revenues from the use of our technology by Tribune and Careerbuilder justify the incremental expenditures required to complete the enhancements.

      Our ASP business is continuing to demonstrate approval in the marketplace. During the last three quarters of 2002 we have experienced large increases in Web-based transaction volumes on behalf of our existing customers, including substantial increases in volume from the Knight-Ridder, Inc. publications set up during the fourth quarter 2001. Revenue earned from our new ASP business improved substantially quarter over quarter, increasing 19% for the third quarter 2002 compared to the second quarter 2002 and 48% for the third quarter 2002 compared from the first quarter 2002. We expect this increase to continue throughout the year. During the third quarter 2002, on behalf of our customers we processed a total of 54,600 transactions through our web site generating gross billings in excess of $4,735,000. We recognized revenues of $263,000 on these transactions. For the same quarter in 2001 we processed a total of 25,700 transactions generating gross billings in excess of $2,145,000 for which we recognized $78,000 of revenues. For the nine months ended September 30, 2002 we processed a total of 134,900 transactions generating gross billings in excess of $11,557,000 for which we recognized $663,000 of revenues. For the nine months ended September 30, 2001 a total of 66,600 transactions were processed generating gross billings of approximately $5,459,000 for which we recognized $164,000 of revenues. We are delighted with the level of incremental revenue our customers are able to generate using our software applications and we believe that this success gives us the opportunity to enter into arrangements to provide Web-based ad-taking technology for new customers. This success serves to confirm that we have developed a viable foundation that exploits our proprietary software products, extensive industry knowledge, and unique position within the marketplace. As we are early in the life cycle of our ASP business, we are continuing to critically evaluate all products, their profit contributions, and potential line extensions that may be of benefit to our existing customers as well as our potential customers. Customization services, which traditionally had been a large percentage of our revenue, were significantly down for the first nine months of 2002 from the same period in 2001. This reflects reduced capital spending at newspapers resulting from lower advertising revenues caused by the general economic downturn since the fourth quarter of 2001. As we continue to add more newspapers as ASP customers and add increased services to existing customers, we will be better positioned to weather economic downturns.

Description of Business

      Under our ASP business model we developed a new e-business application suite that is an enterprise class software solution allowing print and on-line publications to electronically receive completed classified advertising copy using the Internet as the communication channel. This new application suite was developed in conjunction with our existing customers, and in response to their need for a software solution supporting both business-to-business (B-to-B) operations and business-to-customer (B-to-C) operations. These software solutions enable our customers to expand the relationships with their customers using a single integrated platform, while increasing sales volumes at reduced costs. Our software allows newspapers to turn their on-line presence into an e-commerce-enabled, revenue generating Web site. We believe that our ASP product and services provide our customers an opportunity to generate incremental revenue from their on-line business while increasing the number of visitors to their Web site.

      Our new e-business application suite includes two main products that can be purchased separately or as a fully integrated software solution:

      o Professional software ("Professional Product") - This technology is designed for use by the professional marketplace. Specifically, our software allows publishers to receive transmissions from classified advertising agencies and corporations using advanced Web-based technology. The software includes sophisticated pricing algorithms to provide for maximum flexibility and intricate design resources to provide unlimited creative capabilities. The recently released Web version of this software has been favorably received. This software solution utilizes the Internet as the communication method, which significantly improves the intuitive nature of the application and allows the advertiser to increase the speed of each transmission by utilizing existing high-speed Internet connections. Should a high-speed Internet connection not be available, the advertiser can install a desktop version of this software that utilizes modem communication.

      o ASP Web site technology ("ASP Product") - This technology is a publisher-specific ad-taking Web site service designed to enhance a publication's Web site by allowing the general public to execute transactions to purchase classified advertising. Specifically, it is an integrated application suite that offers visitors to a newspaper's Web page the opportunity to buy classified ads, for both the print and/or on-line editions of the newspaper, in real-time, on a 24/7 basis. This product allows a publication to completely outsource the classified ad-taking power of their Web site whereby the publication receives incremental revenue at a very low incremental cost. We handle all functions associated with this revenue source. We furnish and host the application suite, run the technology, monitor the transactions throughout the session, handle the payment authorization and settlement process, electronically deliver the ad text to the newspaper, and provide customer service support to the newspaper's customers. We provide all the technical and application expertise, customer support, and security measures that the publication needs to get an application up and running in a short time. Typically, we are able to process many more ads and do so much more quickly and affordably than the publisher could do internally. In addition, this software solution provides tools to evaluate performance, provide additional customer care, and increase future revenue opportunities. We provide the means to deliver highly personalized email communications to existing customers for the purpose of creating additional revenues and creating a profitable, long-term relationship.

      Both software products allow transactions to be executed through the Internet. Our application suite is designed to be quickly integrated into our customer's existing publishing software and readily expands as our customer's needs and business grows. Our products use a single platform to connect and integrate transmissions between multiple browsers and multiple technology standards. In continually ensuring that our AdStar software solution works with all available technology standards, we solve the problems created for our customers because advertisers create and deliver content using ever changing technology with multiple standards, multiple browsers and evolving network infrastructures. By bridging disparate technologies in a way that seamlessly allows for communication and transmission of advertising copy, we alleviate this obstacle for our customers, freeing them to focus on their business.

      Both lines of business require fees to customize the AdStar software solution to the technical specifications for each publication. In addition, we charge ongoing monthly fees to manage the ad-taking process, provide technical support, supply a customer service phone room, and manage the entire e-commerce function. The monthly fees include a small hosting fee plus a fee based on transaction volumes and structured in such a way that we are, in essence partnering with our customers. Therefore, when our customer's revenue volume increases, our revenue will also increase. With this structure, we are able to offer superior service in a manner that is cost effective for publishers of all sizes.

      In developing our Web-based system we began to incur expenses in 1998 that could not be offset by the revenues generated by our historical business. These expenses caused us to incur losses in 1998, 1999, 2000, 2001 and first three quarters of 2002. Our future success is dependent upon our ability to substantially grow revenues to the point where we can fund the current level of operations. To this end, our plans include expanding the products and services offered to our customers by building on our (i) proprietary software processes,
(ii) established customer relationships, and (iii) unique position within the industry. We feel that there is significant opportunity to increase revenues by offering the Web software and customer support services that we had initially developed for our Web-based national portal, "Advertise123.com," to print publications under the ASP business model.

      In addition to the AdStar software solution, we have also developed Advertise123.com, a one-stop marketplace on the Web for the general public to buy classified ads. Through Advertise123.com, the general public can compose professional looking classified ads using one of several pre-programmed templates, schedule the ad to run in one or several of over 200 newspapers and 50 state newspaper associations, and purchase the ad using a credit card, all on a 24/7 basis. We receive a small fee for this service.

Results of Operations

The following table sets forth the results of operations expressed as a percentage of net revenues:

                                  Three Months          Nine Months                Year
                                      Ended               Ended                    Ended
                                  September 30,        September 30,            December 31,
                                 ----------------    ----------------    --------------------------
                                  2001      2002      2001      2002      1999      2000      2001
                                  ----      ----      ----      ----      ----      ----      ----

Revenues                          100%      100%      100%      100%      100%      100%      100%
Cost of revenues                   32%       44%       36%       46%       61%       71%       39%
                                  ---       ---       ---       ---       ---       ---       ---
   Gross profit                    68%       56%       64%       54%       39%       29%       61%

Selling expense                    27%       20%       32%       26%       48%      104%       32%
Administrative expenses            64%       71%       89%       82%       91%      165%       90%
Development expenses               15%       17%       24%       25%       62%      101%       31%
Abandoned offering costs, net      --        --        --        --        12%       --        --
                                  ---       ---       ---       ---       ---       ---       ---
   Loss from operations           -39%      -52%      -81%      -78%      -174%     -341%     -91%

Other Income                       --        --        --         3%       --        --        --
Interest income (expense)           1%       --         2%        1%      -23%        4%        1%
                                  ---       ---       ---       ---       ---       ---       ---
  Loss before taxes               -38%      -52%      -79%      -74%      -197%     -337%     -90%

Provision for income taxes         --        --        --        --        --        --        --
                                  ---       ---       ---       ---       ---       ---       ---
   Net loss                       -38%      -52%      -79%      -74%      -197%     -337%     -90%

Three and Nine Month Periods Ended September 30, 2002 and 2001

      Revenues. - Net revenues for the third quarter 2002 increased 2% to $655,000 compared to third quarter 2001 net revenues of $640,000. Fees from our ASP Product increased 239% to $263,000 during the third quarter 2002 from $78,000 in the third quarter 2001. Revenue from software customization services decreased 53% during the third quarter 2002 to $94,000 from $201,000 in the third quarter 2001. Revenues from miscellaneous and non-recurring items decreased 53% during the third quarter 2002 to $28,000 from $60,000 in the third quarter 2001. Fees from our Professional Product decreased 10% to $270,000 during the third quarter 2002 from $301,000 during the third quarter 2001.

      Net revenues for the nine months ended September 30, 2002 increased 5% to $1,697,000 compared to $1,612,000 for the nine months ended September 30, 2001. ASP fees for the nine months ended September 30, 2002 increased 304% to $663,000 from $164,000 for the nine months ended September 30, 2001. Customization revenue for the nine months ended September 30, 2002 decreased 67% to $133,000 from $407,000 for the nine months ended September 30, 2001. Revenue from miscellaneous and non-recurring items for the nine months ended September 30, 2002 decreased 51% to $88,000 from $178,000 for the nine months ended September 30, 2001. Fees from our Professional Product decreased 6% to $813,000 for the nine months ended September 30, 2002 from $863,000 during the nine months ended September 30, 2001. The decrease in software customization is a by-product of the trend to defer capital expenditures in the publishing industry due to the general economic climate; we anticipate the deferral to continue through the rest of the year. The decrease in Professional Product is primarily due to the transition of existing customers from the Professional Product line to our ASP Product; this trend is expected to continue. We expect that revenue from our ASP Product will continue to increase as we increase both the number of customers and the transaction volume we process on behalf of those customers.

      Cost of Revenues - Cost of revenue consists primarily of the costs to customize and install the AdStar software applications, configure end-user software, install Web-based ad-taking software, provide customer training and end-user support, amortization of internally developed application modules, royalties, and co-location costs. These costs increased to approximately $290,000 for the third quarter 2002 compared with $205,000 for the third quarter 2001. Our gross profit margin decreased to 56% during the third quarter 2002, from 68% during the third quarter 2001. This increase in cost of revenues primarily resulted from an increase in the amortization of software development costs to $90,000 in the third quarter 2002 from $43,000 in the third quarter 2001.

      Cost of revenues for the nine months ended September 30, 2002 increased to $776,000 from $577,000 for the nine months ended September 30, 2001. Our gross profit margin for the nine months ended September 30, 2002 decreased to 54% from 64% for the nine months ended September 30, 2001. The increase in cost of revenues primarily resulted from an increase in the amortization of software development costs to $264,000 for the nine months ended September 30, 2002 from $110,000 for the nine months ended September 30, 2001. Given our current level of Web automation, we will be able to manage significantly greater transaction volumes with limited increases to our current staffing levels. Accordingly, we expect a corresponding increase in cash to be generated from our gross profits.

      Selling Expense. - Selling expense consists primarily of direct charges for advertising, sales promotion, marketing, and trade shows, as well as the cost for business development. Selling expense decreased 25% during the third quarter 2002 to $131,000 from $174,000 during the third quarter 2001. This decrease primarily resulted from the reduction of personnel-related expenses to $116,000 during the third quarter 2002 from $163,000 for the third quarter 2001.

      Selling expense for the nine months ended September 30, 2002 decreased 15% to $435,000 from $512,000 for the nine months ended September 30, 2001. Personnel-related expenses for the nine months ended September 30, 2002 decreased 10% to $399,000 from $443,000 for the nine months ended September 30, 2001. Non- personnel related expenses for trade shows, marketing and promotion for the nine months ended September 30, 2002 decreased 48% to $36,000 from $69,000 for the nine months ended September 30, 2001. In future quarters, we can expect to see some incremental increase in selling expenses as compared to the last three quarters as we continue the development of our strategic relationships with Tribune Company, Knight-Ridder, Inc., CareerBuilder, L.L.C., and other potential strategic partners.

      Administrative Expenses. - Administrative expense consists primarily of the cost of executive, administrative, professional fees, accounting, finance, and information technology personnel. Administrative expenses increased 13% during the third quarter 2002 to $465,000 from $412,000 during the third quarter 2001. The increase was primarily related to professional fees and other non-personnel related expenses.

      Administrative expenses for the nine months ended September 30, 2002 decreased 3% to $1,396,000 from $1,434,000 for the nine months ended September 30, 2001. Personnel-related expenses for the nine months ended September 30, 2002 decreased to $821,000 from $1,139,000 for the nine months ended September 30, 2001, the decrease was primarily due to an overall reduction in personnel during 2001; and the sustainment of the lower personnel counts through the first quarter of 2002, until increased activity required an increase in staffing levels. Legal fees for the nine months ended September 30, 2002 increased to $182,000 from $40,000 for the nine months ended September 30, 2001. This is primarily due to a significant increase in outside legal expenses during the first quarter 2002 related to financing negotiations and general corporate advice. Although we expect that quarterly administrative expenses overall will be lower in comparison to the prior year, during the remainder of 2002, personnel-related expenses may increase incrementally from the first nine months, as we have added some additional administrative headcount, and are incurring an approximate 10% increase in Directors & Officers insurance and anticipate a similar increase in health care costs in the fourth quarter 2002 as dictated by current market conditions.

      Development Expenses. - Development expenses consist of expenses to identify functional requirements, to plan, identify and conceptually design the required technical infrastructure, and to perform Web-site maintenance and other general routine fixes. The costs consist primarily of personnel related expenses for technical and design personnel and consultants. Development expense for the third quarter 2002 increased 12% to $110,000 from $98,000 for the third quarter 2001. Personnel-related expenses decreased 4% to $87,000 in the third quarter 2002, as compared to $91,000 for the third quarter 2001.

      Development expense for the nine months ended September 30, 2002 increased 6% to $417,000 from $392,000 for the nine months ended September 30, 2001. The increase was due to approximately $44,000 in one-time costs for outside consultants to create the conceptual design and feasibility study for Tribune Company product prior to execution of our agreement with them during the first quarter of 2002, offset by a decrease in personnel-related expenses for the nine months ended September 30, 2002 to $359,000 from $371,000 for the nine months ended September 30, 2001.

      Other Income (Expense) - Other income expense has historically been comprised of net interest income (expense). During the second quarter 2002 AdStar finalized a settlement with Kodak, Inc. whereby Kodak returned 67,796 shares of AdStar common stock resulting in a non-cash gain of approximately $63,000. Net interest income decreased 61% during the third quarter 2002 to $3,000 from $7,000 during the third quarter 2001. This decrease is attributable to a reduction in cash held in interest bearing accounts as we utilized cash to fund development projects and operating deficits, a reduction in interest rates available in short-term time deposits and money market accounts at commercial banks, as well as an increase in interest expense during the quarter relating to the addition of capital leases. Net interest income for the nine months ended September 30, 2002 decreased 50% to $13,000 from $26,000 for the nine months ended September 30, 2001.

Years Ended December 31, 2001, 2000 and 1999

Revenues

      Net revenues increased to $2,081,000 in 2001 from $1,375,000 in 2000 and $1,454,000 in 1999. These levels represent a net increase of 51% for 2001 over 2000 and a net decline of 5% for 2000 over 1999. The dramatic increase in revenue in 2001 is due to the introduction of our new publisher-specific ad-taking Web site application service provider ("ASP") product. During 2001, we received in excess of $286,000 in monthly hosting and processing fees, and $215,000 in programming service fees. This increase is attributable primarily to an agreement entered into in July 2001, with Knight-Ridder, Inc. to provide our ASP services for five of their major newspapers, and to provide programming services to integrate our software products into their legacy publishing software. Software customization and modifications in connection with our core Professional product, as well as the related license fees and end-user support revenues increased in 2001 to $1,384,000 from $1,093,000 for 2000 and $1,286,000 for 1999. This growth is due to a January 1, 2001 price increase for the monthly fees associated with our core Professional business products, and an increase in the amount of additional customization work requested by our long-standing customers, for which we charge on a time and materials basis.

Cost of Revenues

      Cost of revenues consists primarily of the cost of running our Internet software, including the cost to install and manage activity through our ASP product, as well as the cost to configure and customize the AdStar software at the publishing systems of newspapers, to configure end-user software for the newspaper's advertiser clients, to provide customer training and end-user support, and to pay costs of hardware sales and royalty fees. These costs decreased by 17% to $806,000 in 2001 as compared with $973,000 for 2000 and 9% as compared with $882,000 in 1999. Personnel costs associated with cost of revenues decreased to $480,000 in 2001 compared to $792,000 in 2000 and increased from $429,000 in 1999. As we increased revenues we were able to achieve efficiencies from the computerization of certain functions previously performed manually.

Selling Expense

      Selling expense consists primarily of costs for advertising, sales promotion, marketing, and trade shows ("direct charges"), as well as the cost for personnel in business development, sales and marketing. Selling expenses decreased to $656,000 in 2001 as compared with $1,429,000 in 2000 and $691,000 in 1999. The decrease was due to the implementation of a more targeted selling effort aimed at media conglomerates, as we moved away from creating awareness for our Web site. The personnel and work force related expenses decreased to $384,000 in 2001 from $1,119,000 in 2000 and $533,000 in 1999, primarily due to the elimination of the consumer/retail sales function. Direct charges decreased to $272,000 in 2001 from $310,000 in 2000 and increased from $158,000 in 1999 as we refocused our selling efforts towards the publishing industry.

Administrative Expense

      Administrative expense consists primarily of the cost of executive, administrative, technical operations and accounting and finance personnel as well as general corporate expenses. Administrative expenses decreased to $1,882,000 from $2,269,000 in 2000 and increased from $1,335,000 in 1999.
Personnel related costs decreased to $1,062,000 from $1,692,000 in 2000 and $374,000 in 1999. Our personnel additions occurred in mid 1999 and were primarily in technical operations, management and accounting/finance. We have since curtailed these costs significantly through reductions in workforce levels.

Development Costs

      Development costs consist of expenses to identify functional requirements, to create content and to populate databases for our Advertise123.com Web site and the ASP private label sites, and to plan, identify and conceptually design the required technical infrastructure. The costs began in 1999 and consist primarily of technical and design consultants as well as personnel costs. Development expense decreased to $640,000 in 2001 from $1,387,000 in 2000 and $904,000 in 1999, as we had moved past the planning stages of our primary Web product, and thus no longer incurred significant costs for these functions. The personnel and consultant related expenses decreased to $537,000 in 2001 from $777,000 in 2000 and $672,000 in 1999. We scaled back our use of design consultants beginning in the third quarter of 2000.

Abandoned Offering Costs, net

      In September 1999, a proposed public offering of our securities was declared effective but did not close. In connection with that offering we incurred expenses of approximately $672,000. We also received $500,000 in reimbursement of expenses from the representative of the underwriters, which has been recorded net of the actual expenses incurred.

Interest Income (Expense), net

      Interest expense decreased to $19,000 in 2001 from $81,000 in 2000 and $345,000 in 1999 as a result of our ability to reduce the debt that had been outstanding prior to our initial public offering. Our 12% convertible notes were converted into common stock in December 1999 when we closed our initial public offering. In addition, we repaid the 14% and 10% notes with proceeds from that offering in December 1999 and January 2000, respectively, and in February 2001, converted a $1,100,000 short-term note outstanding to equity. Our interest expense in 2001 relates primarily to our line of credit obtained in October 2001 and our capital leases. Interest income was $43,000 in 2001 compared to $140,000 in 2000 and $11,000 in 1999, due to less cash available for investment in 2001.

Liquidity and Capital Resources

      As of September 30, 2002, we had cash and cash equivalents of approximately $385,000 and restricted cash of $175,000. Net cash used in operations was approximately $1,039,000 for the nine months ending September 30, 2002 compared with $1,018,000 for the comparable 2001 period. Net cash used in investing activities increased to $804,000 for the nine months ended September 30, 2002 compared with $621,000 in the same period in 2001. The increase is primarily a result of the $210,000 in loans to two officers. Net cash provided by financing activities increased by $1,816,000 for the nine months ended September 30, 2002 compared with $409,000 in the same period in 2001. The increase is primarily due to the net proceeds of $1,723,000 from the issuance of Series A preferred stock to Tribune

Company and a net increase of restricted cash of $129,000 as compared to the comparable period in 2001.

      As a result of the equity raised during the first quarter 2002 and the anticipated $1,500,000 funding from Tribune during the fourth quarter 2002 and first quarter 2003 under the terms of a non-binding letter of intent signed in November 2002, we expect our available funds, combined with cash generated from existing operations, new customers, and the flexibility to cut back our work-force should anticipated significant customization projects be delayed or terminated, will be sufficient to meet our anticipated working capital needs through September 30, 2003. We have generated operating losses during the past four years, and we cannot guarantee that the assumed financing from the Tribune letter of intent will be funded, increases in revenue will occur in a timely manner, that we will be able to contain our costs in accordance with our plans, nor that we have accurately estimated the resources required to fulfill our obligations to Tribune Company. Although we are optimistic that our new ASP business will continue to be accepted in the marketplace and we will fulfill our obligations to Tribune Company in a timely manner, the timing is not assured. Our ability to sell ASP business products and service offerings during the current year may be hampered by the current downturn in the advertising market and state of the economy in general. These factors, coupled with the extended time frame required for software sales, customization, and implementation, could have a material adverse effect on our ability to achieve our intended business objectives.

      In August 2002, AdStar was informed by Chase Merchant Services, L.L.C (Chase), a merchant bank that provides credit card processing services for AdStar, that it required the Company to maintain a restricted cash balance of $175,000. Chase indicated the primary reason for the reserve was the significant increase in dollar volume of AdStar transactions during the second quarter 2002. Under the terms of the agreement, AdStar can terminate the contract with 30 days notice and Chase can retain a reserve for up to six months from the date of termination.

      The Company has entered into a new arrangement with another merchant banker whereby the initial terms and conditions do not require AdStar to provide a reserve. Preliminary testing for the changeover was completed in early November 2002, and a final transition to the new banker is expected to be completed before December 31, 2002.

      As discussed above we have entered into a non-binding letter of intent with Tribune to purchase preferred stock of the Company for $1,500,000. There is no assurance that Tribune will fund the agreement. We currently have no additional borrowings available to us under any credit arrangement, and we will look for additional debt and equity financing's should the Tribune investment be delayed or cancelled. Adequate funds may not be available or may not be available on terms acceptable to us. If additional funds are raised through the issuance of equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our financial position, results of operations and cash flows.

Critical Accounting Policies and Estimates

      The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements require that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosure. On an on-going basis, we re-evaluate our estimates, including those relating to revenue recognition, uncollectible accounts receivable and intangible assets and revise reported amounts prospectively. We base our estimates on historical experiences, combined with anticipated activity and various other assumptions that we believe to be reasonable under the circumstances. When combined, this body of knowledge forms the basis for making judgments about the carrying value of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Financial Reporting Release No. 60, which was recently issued by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in preparation of financial statements. The following is a brief discussion of our most critical accounting policies, including those methods affected by our more complex judgments and estimates.

Revenue Recognition

AdStar derives revenue from several products and services as follows:

      Technology services revenue - We receive revenue from technology service contracts that generally contain multiple elements such as software customization services, monthly fees and post-contract customer support
      (PCS). Revenue from these arrangements is recognized in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition", and SOP 98-9, "Software Revenue Recognition with Respect to Certain Transactions". Accordingly, revenue is allocated to each element within the contract based on the relative fair values of those elements using vendor specific objective evidence. Revenue from monthly fees and PCS under software maintenance arrangements is based upon renewal rates and is recognized ratably over the term of the arrangement. Revenue from software customization services is recognized as the services are performed, using a percentage of completion methodology based on labor hours. We also provide customization services at the customers' request and recognize revenue as the services are performed, using a percentage of completion methodology based on labor hours

      Areas requiring management's judgment includes revenue recognition and cost estimation on the fixed fee software customization element of the contracts. Revenue is recognized on these contracts using a percentage-of-completion methodology, based upon labor input measures and an estimate of time to completion. Monthly, technical management reviews the estimate of labor hours required to complete the customization and the effect of any change in estimate is reflected in the period in which the change is first known. Such changes in estimate have not been material to our quarterly results of operation. The corresponding cost of revenue charge is derived based upon the same labor input measurements and our existing cost structure. If we do not accurately estimate the resources required under the contract or the scope of the work to be performed, or if we do not manage our projects properly within the prescribed timeframe, future margins may be significantly and adversely affected. If increases in projected costs-to-complete are sufficient to create a loss contract, the entire estimated loss is charged to operations in the period the loss first becomes known. The complexity of the estimation process and uncertainties inherent in software customization activities may affect the percentages derived under the percentage-of-completion accounting method, which in turn may affect the amounts reported in the financial statements. Despite the complexities inherent in the estimating process, we believe that this accounting policy most accurately presents the revenue generating activities of AdStar.

      ASP revenue - We receive revenue from providing an application service provider ("ASP") product that allows companies to use the applications on a "shared system" over the Internet. This technology is a publisher-specific ad-taking Web site service that offers visitors to a newspaper's Web page the opportunity to buy classified ads, for both the print and/or on-line editions of the newspaper, in real-time, on a 24/7 basis. We receive monthly fees for hosting the transactions and providing customer support, and recognize the fees ratably over the contract period.

      Web site revenue - We receive revenue from fees charged to customers who transact business on the Advertise123.com Web site. This site permits the general public to plan, schedule, compose and purchase advertising from many print and on-line publishers. Under the guidance provided by the Securities Exchange Commission Staff Accounting Bulletin ("SAB) No. 101, "Revenue Recognition" and the Emerging Issues Task Force ("EITF") Abstract No. 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" ("EITF 99-19"), we are, in substance, acting as an agent for the publishers and therefore recognize as revenue only the net fees realized on the transactions. We recognize revenues on a per-transaction basis when the ad is placed through our system and collection from the customer is probable.

Web Site Software Development Costs

In March 2000, the Financial Accounting Standards Board's Emerging Issue Task Force ("EITF") issued EITF No. 00-2 "Accounting for Web Site Development Costs", which provides guidance with respect to capitalization of certain costs incurred in connection with Web development activities and references Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed". In accordance with these pronouncements, costs to establish the technological feasibility of our software applications are charged to expense as incurred. Certain costs incurred subsequent to achieving technological feasibility are capitalized. Accordingly, we capitalize a portion of the internal labor costs and external consultant costs associated with essential Web site development and enhancement activities. Costs associated with conceptual design and feasibility assessments as well as maintenance and routine changes are expensed as incurred. Capitalized costs are amortized on a straight-line basis over the estimated useful lives of the applications. In accordance with this policy, we have capitalized expenditures incurred to develop the new AdStar e-business application suite.

                                  MISCELLANEOUS

Solicitation Of Proxies

      The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by AdStar. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of AdStar. AdStar also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and AdStar, upon request, will reimburse them for their expenses in so doing.

Accounting Matters

      PricewaterhouseCoopers LLP serves as our independent accountants for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting with an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The PricewaterhouseCoopers LLP report included in this Proxy Statement relates to our historical financial information for the year ended December 31, 2001.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements made in this Proxy Statement are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934 regarding the plans and objectives of management for future operations and market trends and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of our early stage operations, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. The terms "we", "our", "us", or any derivative thereof, as used herein shall mean AdStar, Inc., a Delaware corporation.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Eli Rousso, Secretary

Dated:  Marina del Rey, California
        December   , 2002

                              FINANCIAL STATEMENTS

                          Index To Financial Statements

Financial Statements

   Report of Independent Accountants                                                                            F-2
   Balance Sheets as of December 31, 2000 and 2001                                                              F-3
   Statements of Operations for each of the three years in the period ended December 31, 2001                   F-4
   Statements of Stockholders' Equity (Deficit) for each of the three years in the period ended
   December 31, 2001                                                                                            F-5
   Statements of Cash Flows for each of the three years in the period ended December 31, 2001                   F-6
   Notes to Financial Statements                                                                                F-7

Unaudited Interim Financial Statements

   Balance Sheet as of September 30, 2002                                                                      F-21
   Statements of Operations for the three month and nine month periods ended September 30, 2002 and 2001       F-22
   Statements of Cash Flows for the nine month periods ended September 30, 2002 and 2001                       F-23
   Notes to Interim Financial Statements                                                                       F-24

                        Report of Independent Accountants

To the Board of Directors and Stockholders of AdStar, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of AdStar, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/  PricewaterhouseCoopers LLP

Los Angeles, California
February 22, 2002 except for the subsequent events described in Note 9, as to which the date is March 15, 2002

AdStar, Inc.
Balance Sheets
As of December 31, 2000 and 2001
--------------------------------------------------------------------------------

                                                                         2000           2001
                                                                     -----------    ------------
Assets

Current assets:
   Cash and cash equivalents                                         $ 1,606,999    $    411,539
   Restricted cash                                                       100,000          45,457
   Accounts receivable, net of allowance for doubtful
     accounts of $73,000 and $15,000                                     227,144         210,370
   Prepaid and other current assets                                      154,648         174,387
                                                                     -----------    ------------
     Total current assets                                              2,088,791         841,753

Property and equipment, net                                            1,616,163       1,917,778
Intangible assets, net                                                   124,383          86,835
Other assets                                                              34,571          24,863
                                                                     -----------    ------------

     Total assets                                                    $ 3,863,908    $  2,871,229
                                                                     ===========    ============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                  $   298,547    $    416,735
   Accrued expenses                                                      542,868         446,628
   Deferred revenue                                                      165,304         153,213
   Notes payable                                                       1,100,000              --
   Capital lease obligations                                              15,009           5,162
                                                                     -----------    ------------

     Total current liabilities                                         2,121,728       1,021,738

Capital lease obligations                                                 45,594           8,473
                                                                     -----------    ------------

     Total liabilities                                                 2,167,322       1,030,211
                                                                     -----------    ------------
Commitments and contingencies (Note 8)

Stockholders' equity:
   Preferred stock, par value $0.0001; authorized 5,000,000
     shares; none issued and outstanding                                      --              --
   Common stock, par value $0.0001; authorized 20,000,000
     shares; issued and outstanding 5,217,119 at December 31, 2000
     and 7,729,851 at December 31, 2001                                      522             773
   Additional paid-in capital                                          8,849,241      10,843,795
   Deferred compensation                                                 (28,239)             --
   Shareholder receivable                                                (49,006)        (43,120)
   Accumulated deficit                                                (7,075,932)     (8,960,430)
                                                                     -----------    ------------
     Total stockholders' equity                                        1,696,586       1,841,018
                                                                     -----------    ------------
     Total liabilities and stockholders' equity                      $ 3,863,908    $  2,871,229
                                                                     ===========    ============

The accompanying notes are an integral part of these financial statements.

AdStar, Inc.
Statements of Operations
For Each of the Three Years
in the Period Ended December 31, 2001
--------------------------------------------------------------------------------

                                                            1999           2000           2001
                                                        -----------    -----------    -----------

Net revenues                                            $ 1,453,821    $ 1,374,697    $ 2,080,612
Cost of revenues                                            881,803        972,679        805,964
                                                        -----------    -----------    -----------

   Gross profit                                             572,018        402,018      1,274,648

Selling expense                                             691,492      1,428,574        656,349
Administrative expense                                    1,335,121      2,269,331      1,881,957
Development costs                                           904,009      1,386,518        639,503
Abandoned offering expenses, net                            171,854             --             --
                                                        -----------    -----------    -----------

   Loss from operations                                  (2,530,458)    (4,682,405)    (1,903,161)

Interest income (expense), net                             (333,464)        58,763         23,871
                                                        -----------    -----------    -----------

   Loss before taxes                                     (2,863,922)    (4,623,642)    (1,879,290)

Provision for income taxes                                     (800)        (5,167)        (5,208)
                                                        -----------    -----------    -----------

   Net loss                                             $(2,864,722)   $(4,628,809)   $(1,884,498)
                                                        ===========    ===========    ===========

Loss per share - basic and diluted                      $     (1.90)   $     (1.34)   $     (0.30)
Weighted average number of shares - basic and diluted     1,510,093      3,452,619      6,373,037


The accompanying notes are an integral part of these financial statements.

AdStar, Inc.
Statements of Stockholders' Equity
For Each of the Three Years
in the Period Ended December 31, 2001
--------------------------------------------------------------------------------

                                                                                                                           Total
                                           Common Stock           Additional                                           Stockholders'
                                     -----------------------       Paid-In     Shareholder   Deferred     Accumulated     Equity
                                        Shares       Amount        Capital     Receivable  Compensation   (Deficit)      (Deficit)
                                     -----------    --------    ------------   ----------  ------------  -----------    -----------

Balance, December 31, 1998             1,479,664    $ 28,300              --          --           --    $  (224,304)   $  (196,004)
   Net loss                                   --          --              --          --           --     (2,864,722)    (2,864,722)
   Repurchase of option                       --          --              --          --           --       (447,935)      (447,935)
   Reclassification of deficit due
     to termination of S corporation
     election                                 --          --    $ (1,094,611)         --           --      1,094,611             --
   Warrants issued for services               --          --         146,600          --           --             --        146,600
   Contribution of common stock          (63,848)         (6)              6          --           --             --             --
   Net proceeds from initial public
     offering                          1,150,000         115       5,390,526          --           --             --      5,390,641
   Re-incorporation in Delaware
     and change in par value                  --     (28,152)         28,152          --           --             --             --
   Dividends                                  --          --              --          --           --         (4,773)        (4,773)
   Conversion of redeemable
     common stock                         22,534           2         137,534          --           --             --        137,536
   Conversion of convertible
     notes and accrued interest          231,914          23       1,104,944          --           --             --      1,104,967
   Receivable from shareholder                --          --              --    $(35,056)          --             --        (35,056)
                                     -----------    --------    ------------    --------    ---------    -----------    -----------

Balance, December 31, 1999             2,820,264         282       5,713,151     (35,056)          --     (2,447,123)     3,231,254
   Net loss                                   --          --              --          --           --     (4,628,809)    (4,628,809)
   Net proceeds from secondary
     public offering                   2,300,000         230       2,750,251          --           --             --      2,750,481
   Common stock issued for
     license agreement                    67,796           7          99,993          --           --                       100,000
   Common stock issued for
     services                             29,059           3         128,439          --    $ (32,000)            --         96,442
   Stock options issued for
     service                                  --          --         157,407          --     (157,407)            --             --
   Amortization of deferred
     compensation                             --          --              --          --      161,168             --        161,168
   Loan to shareholder, net                   --          --              --     (13,950)          --             --        (13,950)
                                     -----------    --------    ------------    --------    ---------    -----------    -----------

Balance, December 31, 2000             5,217,119         522       8,849,241     (49,006)     (28,239)    (7,075,932)     1,696,586
   Net loss                                   --          --              --          --           --     (1,884,498)    (1,884,498)
   Net proceeds from private
     offerings                         1,800,000         180         693,414          --           --             --        693,594
   Common stock issued for
     services                            119,249          12          89,508          --           --             --         89,520
    Warrants issued for services              --          --          24,725          --           --             --         24,725
   Amortization of deferred
     compensation                             --          --              --          --       28,239             --         28,239
   Conversion of debt
     to equity                           593,483          59       1,186,907          --           --             --      1,186,966
   Shareholder payment, net                   --          --              --       5,886           --             --          5,886
                                     -----------    --------    ------------    --------    ---------    -----------    -----------

Balance, December 31, 2001             7,729,851    $    773    $ 10,843,795    ($43,120)   $      --    ($8,960,430)   $ 1,841,018
                                       =========    ========    ============    ========    =======      ===========    ===========

The accompanying notes are an integral part of these financial statements.

AdStar, Inc.
Statements of Cash Flows
For Each of the Three Years
in the Period Ended December 31, 2001
--------------------------------------------------------------------------------

                                                                          1999           2000            2001
                                                                      -----------    -----------    -----------
Cash flows from operating activities:
   Net loss                                                           $(2,864,722)   $(4,628,809)   $(1,884,498)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                         91,426        191,765        366,212
     Amortization of debt discount                                        137,536             --             --
     Amortization of license fees                                              --         16,666             --
     Stock based charges                                                  146,600        257,611        142,484
     Interest on convertible notes and shareholder receivable              54,967             --          5,320
     Loss (gain) on disposal of equipment                                      --         (1,882)        94,077
     Changes in assets and liabilities:
       Accounts receivable                                               (335,164)       233,333         16,774
       Prepaids and other assets                                         (104,376)        18,456        (10,031)
       Accounts payable                                                   950,886       (830,268)       118,188
       Accrued expenses                                                   286,830         89,451        (17,708)
       Deferred revenue                                                    72,344         58,304        (12,091)
                                                                      -----------    -----------    -----------

         Net cash used in operating activities                         (1,563,673)    (4,595,373)    (1,181,273)
                                                                      -----------    -----------    -----------
Cash flows from investing activities:
   Purchase of property and equipment                                    (406,126)    (1,354,799)      (751,017)
   Proceeds from disposal of equipment                                         --         11,974         26,661
   Shareholder note receivable                                            (35,036)       (13,950)         9,000
                                                                      -----------    -----------    -----------

         Net cash used in investing activities                           (441,182)    (1,356,775)      (715,356)
                                                                      -----------    -----------    -----------
Cash flows from financing activities:
   Proceeds from equipment lease                                               --         68,303             --
   (Increase) decrease to restricted cash                                      --       (100,000)        54,543
   Proceeds from issuance of notes payable                              3,000,000             --             --
   Proceeds from sale of stock                                             26,300             --        693,594
   Net proceeds from initial and secondary public offerings             5,390,641      2,750,481             --
    Proceeds from secured loan                                                 --             --        185,300
    Payments toward secured loan                                               --             --       (185,300)
   Repayment of note payable                                             (867,244)      (749,466)            --
   Principal repayments on capital leases                                  (6,833)       (12,664)       (46,968)
   Dividends paid                                                         (25,523)            --             --
                                                                      -----------    -----------    -----------

         Net cash from financing activities                             7,517,341      1,956,654        701,169
                                                                      -----------    -----------    -----------

         Net increase (decrease) in cash and cash equivalents           5,512,486     (3,995,494)    (1,195,460)
Cash and cash equivalents at beginning of period                           90,007      5,602,493      1,606,999
                                                                      -----------    -----------    -----------

Cash and cash equivalents at end of period                            $ 5,602,493    $ 1,606,999    $   411,539
                                                                      ===========    ===========    ===========
Supplemental cash flow disclosure:
   Taxes paid                                                         $     6,300    $    12,300    $     4,565
   Interest paid                                                      $   139,092    $    80,860    $     3,561
Noncash investing and financing activities:
   Purchase of intangible assets, cancellation of an option and
     repayment of accrued liability by issuance of note payable       $   751,710    $        --    $        --
   Issuance of redeemable shares in connection with note payable          137,536             --             --
   Conversion of notes payable and accrued interest to Common stock     1,104,967             --      1,186,966
   Purchase of license through issuance of Common stock                        --        100,000             --

The accompanying notes are an integral part of these financial statements.

AdStar, Inc.
Notes To Financial Statements

1.    Organization and Business

      AdStar, Inc. (the "Company" or "AdStar") (formerly AdStar.com, Inc. and AdStar-Services, Inc.) was incorporated in the State of New York on June 29, 1991 as an S-Corporation under the Internal Revenue Code. On August 31, 1999, the Company reincorporated in Delaware by merging the New York predecessor corporation into the Delaware corporation and issuing to each stockholder of the New York corporation, 25,303 common shares of the Delaware corporation with a par value of $0.0001 per share for each issued and outstanding share, no par value, of the New York corporation. On December 13, 1999, the Company authorized and implemented a five-for-nine reverse stock split. The share information in the accompanying financial statements has been retroactively restated to reflect the effect of the stock split. Effective July 1, 1999, the Company converted from an S-Corporation to a C-Corporation. Had the accompanying statements of operations reflected a pro forma tax provision for all periods presented, based upon pre-tax income (loss), as if the Company had been subject to C-Corporation federal and state income taxes, the net income or loss would not have been materially different from that shown.

      The Company's core business has been licensing proprietary software systems and supplying the related support and maintenance. This Professional software system allows large commercial advertising agencies and corporations to directly enter classified advertisements into the publishing systems at the Company's customers, through modems on a dial-up basis. The Company's customers are principally located in the United States. In June 1999, the Company commenced offering a one-stop marketplace on the World Wide Web for advertisers to buy classified ads. This service enables advertisers to plan, schedule, compose and purchase classified advertising from many print and on-line publishers, using one interface.

      In 2001, the Company formally introduced its new AdStar e-business application suite. This is an enterprise class, integrated software solution that allows print and on-line publications to electronically receive completed classified advertising copy using the Internet as the communication channel. These software solutions enable customers to expand the relationships with their customers using a single integrated platform, while increasing sales volumes at reduced costs. This suite includes an updated version of the Company's core Professional software product that utilizes the Internet as the communication channel. In addition, the Company has added an application service provider ("ASP") product that provides their customers an opportunity to generate incremental revenue from classified ad sale transactions completed on-line, while increasing the number of visitors to the customer's Web site.

2.    Basis of Presentation and Summary of Significant Accounting Policies

      Basis of Presentation and Management's Plan

      The accompanying financial statements have been prepared assuming the Company will have liquidity to maintain its present level of operations. The Company has incurred net losses of $2,865,000 in 1999, $4,629,000 in 2000, and $1,884,000 in 2001, and has used cash in operations of $1,564,000 in 1999, $4,595,000 in 2000 and $1,181,000 in 2001. Although
      the Company had cash and cash equivalents of $412,000 and an accumulated deficit of $8,960,000 as of December 31, 2001, during the first quarter of 2002, it raised $2,000,000 in equity financing arrangements, which the Company estimates will allow it to maintain its present level of operations (see Note 9).

      Based on the Company's current operating plans, management believes existing cash resources, including the proceeds from the sale of the preferred stock, and cash forecasted by management to be generated by operations will be sufficient to meet working capital and capital requirements through December 31, 2002. Also, management's plans to attain profitability and generate additional cash flows include expansion of services under existing and new contracts, while containing any increase to operating expenditures necessary to accommodate this expansion. There is no assurance that management will be successful with these plans. However, if events and circumstances occur such that the Company does not meet its current operating plan as expected, and the Company is unable to raise additional financing, the Company may be required to further reduce certain discretionary spending, which could have a material adverse effect on the Company's ability to achieve its intended business objectives.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value. At times, cash balances held at financial institutions are in excess of FDIC insurance limits.

      Restricted Cash

      Restricted cash is comprised of an interest bearing certificate of deposit held by a financial institution as security against credit card transactions used to purchase classified ads at non-partner publications on behalf of our customers.

      Concentration of Credit Risk and Major Customers

      Financial instruments that potentially subject the Company to significant concentrations of credit risk are principally comprised of trade accounts receivable.

      For the year ended December 31, 1999, two different customers accounted for 6% and 9% of the Company's net revenues. As of December 31, 1999, four customers, in the aggregate, accounted for 51% of the Company's accounts receivable.

      For the year ended December 31, 2000, two different customers accounted for 10% and 11% of the Company's net revenues. As of December 31, 2000, six customers, in the aggregate, accounted for 59% of the Company's accounts receivable.

      For the year ended December 31, 2001, three different customers accounted for 9%, 6% and 6%
      respectively of the Company's net revenues. As of December 31, 2001, six customers, in the aggregate, accounted for 71% of the Company's accounts receivable.

      The majority of the Company's customers have historically consisted of newspapers and publishers of classified advertisements. The Company's customers on its Web site are the general public.

      In October 2000, CareerBuilder.com ("CareerBuilder") acquired CareerPath.com ("CareerPath"), then the Company's largest single source of revenue generated from Internet advertiser traffic. The Company had entered into an agreement with CareerPath in 1999, and for the years ended 1999 and 2000, 1% and 11%, respectively, of the Company's net revenues were generated from ads posted by advertisers on CareerPath. In December 2000, CareerBuilder entered into an 18 month consulting arrangement with the Company that replaced the transaction revenues on the Company's Web site.

      Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation and amortization. When such items are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are relieved from the accounts and the resulting gain or loss is reflected in operations. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The depreciation and amortization periods by asset category are as follows:

            Furniture and fixtures          7 years
            Computer equipment              5 years
            Computer Software               3 to 5 years
            Leasehold improvements          Shorter of useful life or lease term

      Maintenance and minor replacements are charged to expense as incurred while renewals and improvements are capitalized. Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

      Web site Software Development Costs

      In March 2000, the Financial Accounting Standards Board's Emerging Issue Task Force ("EITF") issued EITF No. 00-2 "Accounting for Web Site Development Costs", which provides guidance with respect to capitalization of certain costs incurred in connection with Web development activities and references Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed". In accordance with these pronouncements, costs to establish the technological feasibility of software applications developed by the Company are charged to expense as incurred. Certain costs incurred subsequent to achieving technological feasibility are capitalized. Accordingly, the Company capitalizes a portion of the internal labor costs and external consulting costs associated with essential Web site development and enhancement activities. Costs associated with conceptual design and feasibility assessments as well as maintenance and routine changes are expensed as incurred. Capitalized costs are amortized on a straight-line basis over the estimated useful lives of the applications. In accordance with this policy, the Company has capitalized expenditures incurred to develop the new AdStar e-business application suite. At December 31, 2000 and 2001, the Company has capitalized software development costs of $1,049,000 and

      $1,709,000, respectively, with associated accumulated amortization of $81,000 and $272,000, respectively.

      Intangible Assets

      Intangible assets comprise trademarks, license agreements and proprietary technology and are carried at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of the intangible assets of 5 years.

      Long-Lived Assets

      The carrying value of long-lived assets is periodically reviewed by management and impairment losses, if any are recognized when the expected non-discounted future operating cash flows derived from such assets are less than their carrying value.

      Fair Value of Financial Instruments

      Cash and cash equivalents, accounts receivable, accounts payable, deferred revenue, notes payable and accrued expenses are carried at cost which approximates their fair value because of the short-term maturity of these instruments.

      Revenue Recognition

      The Company derives revenue from several products and services as follows:

      Technology services revenue - The Company receive revenue from technology service contracts that generally contain multiple elements such as software customization services, monthly fees and post-contract customer support (PCS). Revenue from these arrangements is recognized in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition", and SOP 98-9, "Software Revenue Recognition with Respect to Certain Transactions". Accordingly, revenue is allocated to each element within the contract based on the relative fair values of those elements using vendor specific objective evidence. Revenue from monthly fees and PCS under software maintenance arrangements is based upon renewal rates and is recognized ratably over the term of the arrangement. Revenue from software customization services is recognized as the services are performed, using a percentage of completion methodology based on labor hours. The Company also provides customization services at the customers' request and recognizes revenue as the services are performed, using a percentage of completion methodology based on labor hours.

      Areas requiring management's judgment includes revenue recognition and cost estimation on the fixed fee software customization element of the contracts. Revenue is recognized on these contracts using a percentage-of-completion methodology, based upon labor input measures and an estimate of time to completion. Monthly, technical management reviews the estimate of labor hours required to complete the customization and the effect of any change in estimate is reflected in the period in which the change is first known. Such changes in estimates have not been material to our quarterly results of operation. The corresponding cost of revenue charge is derived based upon the same labor input measurements and our existing cost structure. If the Company does not accurately estimate the resources required under the contract or the scope of the work to be performed, or if the Company does not manage its projects properly within the prescribed timeframe, future margins may be significantly and adversely affected. If increases in projected costs-to-complete are sufficient to create a loss contract, the entire estimated loss is charged to operations in the period the loss first becomes known. The complexity of the estimation process and uncertainties inherent in software customization activities may affect the percentages derived under the percentage-of-completion accounting method, which in turn may affect the amounts reported in the financial statements.

      ASP revenue - The Company receives revenue from providing an application service provider ("ASP") product that allows customers to use the Company's software applications on a "shared system" over the Internet. This technology is a publisher-specific ad-taking Web site service that offers visitors to a newspaper's Web page the opportunity to buy classified ads, for both the print and/or on-line editions of the newspaper, in real-time, on a 24/7 basis. The Company receives monthly fees for hosting the transactions and providing customer support, and recognizes the fees ratably over the contract period.

      Web site revenue - The Company receives revenue from fees charged to customers who transact business on the Advertise123.com Web site. This site permits the general public to plan, schedule, compose and purchase advertising from many print and on-line publishers. Under the guidance provided by the Securities Exchange Commission Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition" and the Emerging Issues Task Force ("EITF") Abstract No. 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" ("EITF 99-19"), the Company is, in substance, acting as an agent for the publishers and therefore recognizes as revenue only the net fees realized on the transactions. The Company recognizes revenues on a per-transaction basis when the ad is placed through their system and collection from the customer is probable.

      Income Taxes

      The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amounts expected to be realized.

      Advertising Costs

      The Company expenses the costs of advertising in the periods in which those costs are incurred. Advertising expense was approximately $73,000, $310,000 and $76,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

      Earnings (Loss) Per Share

      Basic earnings (loss) per share is computed by dividing the net income
      (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive.

      For the years ended December 31, 1999, 2000 and 2001, diluted earnings
      (loss) per share does
      not include 1,727,769, 2,053,505 and 2,643,461, respectively, of options and warrants to purchase common stock, as their inclusion is antidilutive.

      Comprehensive Income

      The Company discloses comprehensive income in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and disclosing comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income generally represents all changes in stockholders' equity (deficit) during the period except those resulting from investments by, or distributions to, stockholders. The Company has no other comprehensive income items and, accordingly, net income (loss) equals comprehensive income (loss) for all periods presented.

      Segment Reporting

      The Company determines and discloses its segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses a "management" approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company's reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas and major customers. The Company's management reporting structure provides for only one reportable segment and accordingly, no separate segment information is presented.

      Accounting for Stock-Based Compensation

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and has elected the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock for financial reporting purposes and the exercise price of the option. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18.

      Reclassifications

      Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

3.    Property and Equipment

      Property and equipment consisted of the following at December 31:

                                                           2000         2001
                                                        ----------   ----------
      Computer equipment and software development       $1,798,788   $2,469,404
      Furniture and fixtures                               108,574       56,106
      Leasehold improvements                                27,848       30,187
                                                        ----------   ----------

                                                         1,935,210    2,555,697
      Less: Accumulated depreciation and amortization     (319,047)    (637,919)
                                                        ----------   ----------

      Net property and equipment                        $1,616,163   $1,917,778
                                                        ==========   ==========

      Computer equipment and Furniture and Fixtures include equipment held under capital leases of $18,000 and $3,000, respectively. Furniture held under a capital lease with an original value of $47,000 was sold in March 2001, with proceeds paid toward the lease principal. Accumulated depreciation and amortization includes amortization of computer equipment and furniture and fixtures held under capital leases of approximately $10,000, $7,400, and $4,200 for the years ended December 31, 1999, 2000 and 2001, respectively. Depreciation and amortization expense for the years ended December 31, 1999, 2000 and 2001 was approximately $59,000, $153,000 and
      $327,000, respectively.

4.    Intangible Assets

      Intangible assets are comprised of the following at December 31:

                                                    2000           2001
                                                 ---------      ---------
      Cost                                       $ 196,032      $ 197,858
      Less: Accumulated amortization               (71,649)      (111,023)
                                                 ---------      ---------

                                                 $ 124,383      $  86,835
                                                 =========      =========

      In March 1999, the Company repurchased the technology, related intellectual property and software rights related to the AdStar technology for $752,000. The Company formerly licensed these assets from the seller. As part of the transaction, the seller also sold its option to purchase 15% of the Company's common stock back to the Company. The net purchase price of approximately $643,000 has been allocated to the technology, related intellectual property and software rights and the option based on their relative fair values. The amount ascribed to the option of approximately $447,000 has been recorded as an increase to stockholders' deficit. The amount ascribed to the technology, related intellectual property and software rights of approximately $196,000 is being amortized over the estimated useful economic life of 5 years.

5.    Notes Payable and Bank Debt

      On October 21, 1999, the parent company of Paulson Investment Company, the underwriter in the Company's initial public offering, Paulson Capital Corporation, lent the Company $1,100,000 evidenced by a promissory note due on October 21, 2001 bearing interest at 6% per annum payable at maturity. On February 16, 2001, the note and related accrued interest was converted to 593,483 shares of common stock.

      In September 1999, a proposed public offering of the Company's securities was declared effective but did not close. On October 21, 1999, in full settlement of the Company's claims, if any, against Paulson Investment Company, the representative of the underwriters in that offering, the Company received $500,000 for the reimbursement of expenses incurred in connection with the offering. During the year ended December 31, 1999, the Company incurred approximately $672,000 of expenses related to the abandoned offering. The actual expenses incurred have been recorded net of the reimbursement in the statement of operations for the year ended December 31, 1999.

      On October 23, 2001, the Company entered into a loan and security agreement with a financial institution to establish a line of credit. The maximum revolving credit line is $500,000 and is secured by the Company's accounts receivable. The Company was able to borrow up to 80% of the eligible accounts receivable as defined in the terms of the agreement. Interest was payable on the balance at a rate of 3 percentage points above the Prime Rate. As of December 31, 2001, there were no amounts outstanding under the line of credit, and this line of credit agreement was terminated effective February 27, 2002.

6.    Income Taxes

      Prior to June 30, 1999, the Company was taxed as an S-Corporation. Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components for the Company's deferred taxes at December 31, consisted of the following:

                                                       2000           2001
                                                       ----           ----
      Deferred tax assets:
             Net operating loss carryforwards      $ 2,385,000    $ 3,160,000
             Depreciation and amortization              19,000             --
             Deferred revenue                           34,000         58,000
             Other                                      87,000         35,000
             Less: Valuation allowance              (2,525,000)    (3,148,000)
                                                   -----------    -----------
                 Net deferred tax asset            $        --    $   105,000

      Deferred tax liability
             Depreciation and amortization                  --       (105,000)
                                                   -----------    -----------
                 Net deferred tax                  $        --    $        --
                                                   ===========    ===========

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Based upon the level of historical losses and projections of future taxable income over the periods in which the deferred tax assets are deductible, a full valuation allowance has been provided as management believes that it is more likely than not, based upon available evidence, that the deferred tax assets will not be realized.

      As of December 31, 2000 and 2001, the Company has federal net operating loss carryforwards of approximately $6,212,000 and $8,225,000, respectively. As of December 31, 2000 and 2001, the Company has state net operating loss carryforwards of approximately $3,106,000 and $4,109,000, respectively. The federal and state net operating loss carryforwards will begin to expire in 2019 and 2004, respectively. The Company's ability to utilize net operating loss carryforwards may be limited in the event that a change in ownership, as defined in the Internal Revenue Code, occurs in the future.

      The provision for income taxes for the years ended December 31, 2000 and 2001 differs from the amount that would result from applying the federal statutory rate as follows:

                                                         2000       2001
                                                         ----       ----

          Statutory regular federal income tax rate     (34.0%)    (34.0%)
          Change in valuation allowance                  34.6%      33.1%
          State taxes, net of federal benefit            (3.3%)     (3.0%)
          Other                                           2.6%       4.2%
                                                         ----       ----
                                                         (0.1%)     (0.3%)
                                                         ====       ====

7.    Capitalization

      Preferred Stock

      Under the Company's certificate of incorporation, the Board of Directors is authorized, subject to certain limitations, to issue up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, with each series having different rights, preferences and designations relating to dividends, conversion, voting, redemption and other features. No shares of preferred stock had been issued at December 31, 2000 and 2001.

      Common Stock

      In June 2001, the shareholders approved an increase to the number of authorized shares of the Company's common stock from 10,000,000 to 20,000,000.

      In December 1999, the Company established a vendor compensation plan whereby it may compensate vendors who are accredited investors, as defined under Rule 215 of the Securities Act of 1933, in shares of its common stock in lieu of cash. Under the plan, 400,000 shares are available for issuance. During 2000 and 2001, 97,000 and 119,000 shares, respectively, were issued to vendors under the plan relying upon the exemptions under Sections 4(2) and 4(6) of the Securities Act of 1933 and which represented compensation of $192,000 and $90,000, respectively. In addition, warrants to purchase 50,000 shares at $1.50 per share and 50,000 shares at $2.00 per share were issued to a vendor. The Black-Scholes value of these warrants was $25,000. The vendors have taken the shares for investment.

      The Company completed its initial public offering in December 1999 and raised net proceeds of $5,391,000, through the issuance of 1,150,000 units, consisting of one share and one warrant to purchase one share of the Company's common stock. The units traded for 30 days, after which the shares and warrants traded separately. In September 2000, the Company completed a secondary public offering and raised net proceeds of approximately $2,750,000, through the issuance of 2,300,000 shares of common stock.

      In February 2001 the Company issued 593,483 common shares to satisfy a note, dated October 21, 1999, in full payment of principal and accrued interest totaling $1,186,966. In April 2001, the Company completed a private offering and raised net proceeds of approximately $328,000 through the issuance of 400,000 units comprising two shares of the Company's authorized but unregistered common stock and one warrant to purchase an additional share of common stock at a per share price of $1.07. In October 2001, the Company initiated a private placement offering of up to 1,300,000 shares of the Company's authorized but unregistered common stock at $0.50 per share. Through December 31, 2001, the Company had raised gross proceeds of $500,000, of the planned $650,000, with the remaining investment raised in January 2002.

      Stock Options

      In 1999, the Board of Directors adopted the 1999 Stock Option Plan (the "Plan") in order to attract and retain officers, other key employees, consultants and non-employee directors of the Company. An aggregate of 500,000 shares of common stock has been authorized for issuance under the Plan.

      The Plan provides for issuance of nonqualified and incentive stock options to officers, key employees, consultants and non-employee directors to the Company. Each nonqualified stock option shall have an exercise price not less than 100% of the fair value of the common stock on the date of grant, unless as otherwise determined by the committee that administers the Plan. Incentive stock options shall have an exercise price equal to or greater than the fair value of the common stock on the date of grant provided that incentive stock options granted to a 10% holder of the Company's voting stock shall have an exercise price equal to or greater than 110% of the fair market value of the common stock on the date of grant. Each option generally has a term of five to ten years from the date of grant unless otherwise determined by the committee that administers the Plan. All options granted in 1999, 2000 and 2001 have a five-year term.

      Upon the occurrence of a change in control, as defined in the Plan, each option granted under the Plan shall thereupon become fully vested and exercisable.

      The following table summarizes activity under the Plan for the years ended December 31, 1999, 2000 and 2001:

                                                                            Weighted
                                                                            Average
                                                                            Exercise
                                                                 Shares      Price
                                                                 ------     --------
      Outstanding at December 31, 1998                                --         --
         Granted                                                 327,768     $ 5.73
                                                                 -------
      Outstanding at December 31, 1999                           327,768     $ 5.73
         Granted                                                  83,044     $ 3.56
         Exercised                                                    --         --
         Forfeited                                               (30,642)    $ 6.28
                                                                 -------
      Outstanding at December 31, 2000                           380,170     $ 5.21
          Granted                                                388,026     $ 0.94
          Exercised                                                   --         --
          Forfeited                                             (299,737)    $ 5.35
      Outstanding at December 31, 2001                           468,459     $ 1.58
                                                                 =======

      Options exercisable at December 31, 2001                   287,586     $ 1.60
      Options available for future grant                          31,541
      Weighted average fair value of options granted in 2001                 $ 0.87
      Weighted average fair value of options granted in 2000                 $ 2.01

The following table summarizes information about stock options outstanding at December 31, 2001:

                               Options Outstanding at            Options Exercisable at
                               December 31, 2001                 December 31, 2001
                               -----------------                 -----------------
                               Weighted
                                          Average     Weighted                  Weighted
                          Number of      Remaining     Average    Number of     Average
                       Range of Shares  Contractual   Exercise     Shares       Exercise
      Exercise Price     Outstanding    Life (years)    Price    Exercisable     Price
      --------------     -----------    ------------    -----    -----------     -----

      $0.00 - $0.99        276,288          4.41        $0.82      234,523        $0.82
      $1.00 - $2.99        141,500          3.99        $1.36       13,835        $1.53
      $3.00 - $5.99         12,075          2.59        $5.07       10,075        $4.91
      $6.00 - $7.20         38,596          2.76        $6.73       29,153        $6.75
                           -------                                 -------
                           468,459                                 287,586
                           =======                                 =======

      In January 2002, options to purchase 450,000 shares of common stock, vesting 1/2 immediately and 1/2 vesting in January 2003, were granted outside the Plan to four employees. In March 2002, options to purchase 5,000 shares of common stock included in the Plan were granted to one employee. In January 2002, options to purchase 20,931 shares of common stock were forfeited due to employment terminations.

      Fair Value Disclosures

      Prior to the Company's initial public offering, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the Company's initial public offering, the fair value of each option grant was determined using the Black-Scholes option-pricing model. The Company calculated the fair value of each option granted on the date of grant using the minimum value method or Black-Scholes model as prescribed by SFAS No. 123 using the following assumptions:

                                                Year Ended December 31,
                                              2000                  2001
                                             ------                ------
      Risk-free interest rate                 5.87%                 1.75%
      Expected lives (years)                   3.5                   3.5
      Dividend yield                           0.0%                  0.0%
      Expected volatility                     75.0%                190.0%

      The Company has adopted the disclosure only provisions of SFAS No. 123. If compensation cost associated with the Company's stock-based compensation plan had been determined using the fair value prescribed by SFAS No. 123, the Company's net loss for 2000 and 2001 would have increased to the pro forma amounts indicated below:

                                                Year Ended December 31,
                                          1999            2000             2001
                                      -------------   -------------   -------------
      Net loss -       as reported    $ (2,864,722)   $ (4,628,809)   $ (1,999,507)
                       pro forma      $ (2,942,893)     (4,751,684)     (2,056,804)

      Loss per share - as reported    $      (1.90)   $      (1.34)   $      (0.30)
                       pro forma      $      (1.95)   $      (1.38)   $      (0.31)

      Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

      Warrants

      The following table summarizes the outstanding warrants to purchase common stock at December 31, 2001:

                Number           Exercise Price        Expiration Date
               --------          --------------        ---------------
                 50,001              $6.00             June 2002 - December 2002
                 50,000              $1.50             October 2004
                 50,000              $2.00             October 2004
              1,150,000              $9.00             December 2004
                200,000              $7.20             December 2004
                 25,000             $10.00             March 2005
                 33,334              $1.66             September 2005
                200,000              $1.80             September 2005
                 16,667              $0.87             March 2006
                400,000              $1.07             April 2006

      Shareholder receivable

      The Company has a loan outstanding to the President and Chief Executive Officer in the amount of $49,006, and $43,120 at December 31, 2000 and 2001, respectively. The loan bears interest at the prime rate and is secured by shares of the Company's common stock.

8.    Commitments and Contingencies

      Operating and Capital Lease Commitments

      The Company has certain noncancelable operating lease obligations for office space and equipment, and capital lease obligations for computer equipment and office furniture. The operating leases are for office space located in New York, California, and New Jersey and expire through November 2005. The leases contain certain escalation clauses based on certain charges that the landlords of the properties may incur over the base year, as defined in the lease agreements.

      In June 2001, the Company assigned the lease for its New Jersey office to a third party, whereby that party would be primarily responsible and the Company would be secondarily liable for lease payments through the end of the lease agreement.

      Future minimum lease payments under the noncancelable operating and capital leases as of December 31, 2001 are as follows:

      Years Ending                                 Operating       Capital
      December 31,                                  Leases         Leases
      ------------                                 ---------       -------
          2002                                     $176,850        $ 6,543
          2003                                      253,088          6,543
          2004                                      250,696          2,726
          2005                                       73,828             --
                                                   --------        -------

          Total minimum obligations                $754,462         15,812
                                                   ========

      Less: Amounts representing interest                           (2,177)
                                                                   -------
      Present value of minimum obligations                          13,635
      Less: Current portion                                         (5,162)
                                                                   -------
      Non-current portion                                          $ 8,473
                                                                   =======

      Rent expense for the years ended December 31, 1999, 2000 and 2001 was approximately $78,100, $223,700 and $181,100, respectively, including month-to-month rentals. Through June 1999, the Company subleased a portion of its office space to a third party on a month-to-month basis. Beginning in March 2001, the Company entered in an agreement to sub-lease a portion of its office space to a third party for $10,750 per month for an 18-month period. For the years ended December 31, 1999, 2000 and 2001, the Company received approximately $7,600, $0 and $107,500, respectively, of sublease income.

      Employment Agreements

      The Company entered into employment agreements with three officers of the Company. Under each agreement, employment may be terminated by the Company with cause or by the executive with good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for liquidated damages in an amount equal to the terminated executive's base salary for the remaining term of his or her employment agreement or 12 months, whichever is greater.

      License Agreement

      In April 1996, the Company entered into an exclusive license agreement with a software company that developed the facsimile technology available as a feature within the Company's historical software product. This agreement provides that the Company pays royalties of up to 50% of net revenues generated by the Company on license fees, implementation fees and maintenance fees. This agreement is for an initial term of 20 years, though it can be terminated by the Company upon six months' notice or by the software company in certain circumstances. For the year ended December 31, 1999, 2000 and 2001, the Company paid royalties of approximately $17,000, $57,000 and $31,000, respectively.

9.    Subsequent Events

      In January 2002, AdStar issued to Morse, Zelnick, Rose and Lander LLP, AdStar's legal counsel, 114,545 shares of restricted common stock, at fair market value in full settlement of a $62,500 liability included in the year-end financial statements. In January 2002, the Company sold an additional 300,000 shares of common stock at a price of $0.50 per share. These shares were sold as part of a 1,300,000 share private placement made pursuant to Sections 4(2) and 4(6) of the Act, of which 1,000,000 were sold prior to December 31, 2001. In connection with this offering the Company issued warrants to purchase 130,000 shares of its common stock, at a per share price equal to 110% of the closing price of the stock on January 17, 2002, as part of the placement agent fees. The warrants expire on January 16, 2007.

      On February 1, 2002, AdStar sold to an accredited investor 100,000 shares of its common stock at a price per share equal to 85% of its per share closing price on January 31, 2002 ($0.50). In connection with this sale the Company issued warrants to purchase 10,000 shares of its common stock, at a per share price equal to 110% of the closing price of the stock on January 17, 2002, as part of the placement agent fees. The warrants expire on January 31, 2007.

      In March 2002, the Board of Directors approved the sale of 1,443,457 shares of Series A Preferred Stock to the Tribune Company for an aggregate purchase price of $1.795 million. These shares carry a liquidation preference that includes a dividend of 7% per year available only upon liquidation and currently convert on a 1:1 basis. Shareholders of Series A preferred stock are entitled to vote on all matters submitted to the stockholders for vote, voting as a single class with the Common. The holders of Series A preferred stock are entitled to one vote for each share of common issuable upon conversion. Simultaneously with the sale of Series A Preferred shares, the Company entered into a service agreement with CareerBuilder, Inc. (an affiliate of Tribune). Under this agreement, AdStar will customize its ASP software applications specifically to work in conjunction with Tribune owned and operated newspapers and the CareerBuilder.com Web site network, in exchange for future monthly hosting revenue and processing fees. Management is currently assessing the impact this transaction will have on the Company's financial statements.

AdStar, Inc.
Balance Sheet
September 30, 2002 (unaudited)


Assets

Current assets:
   Cash and cash equivalents                                                         $    385,032
   Restricted cash                                                                        174,918
   Accounts receivable, net of allowance of $42,547                                       222,052
   Notes receivable from officers - current portion                                         7,081
   Prepaid and other current assets                                                       152,187
                                                                                     ------------
                Total current assets                                                      941,270

Notes receivable from officers, net of current portion                                    241,777
Property and equipment, net                                                             2,126,202
Deferred contract costs, net                                                              439,648
Intangible assets, net                                                                     57,243
Other assets                                                                               31,196
                                                                                     ------------

          Total assets                                                               $  3,837,336
                                                                                     ============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                                  $    810,654
   Accrued expenses                                                                       254,573
   Deferred revenue                                                                       161,481
   Capital lease obligations - current portion                                             28,904
                                                                                     ------------
           Total current liabilities                                                    1,255,612

Capital lease obligations, net of current portion                                          56,103
                                                                                     ------------
                Total liabilities                                                       1,311,715

Commitments and contingencies

Stockholders' equity:
   Preferred stock, par value $0.0001; authorized 5,000,000 shares; 1,443,457
               shares issued and outstanding; liquidation preference of $1,894,000            144
   Common stock, par value $0.0001; authorized 20,000,000 shares;
               8,187,074 shares issued and outstanding                                        826
   Additional paid-in capital                                                          12,741,232
   Treasury stock, par value $0.0001; 67,796 shares                                            (7)
   Accumulated deficit                                                                (10,216,574)
                                                                                     ------------
                Total stockholders' equity                                              2,525,621
                                                                                     ------------

          Total liabilities and stockholders' equity                                 $  3,837,336
                                                                                     ============

              The accompanying notes are an integral part of these
                         interim financial statements.

AdStar, Inc.
Statements of Operations
For the three month and nine month periods ended September 30, 2001 and 2002 (unaudited)


                                          Three months ended             Nine months ended
                                            September 30,                 September 30,
                                      --------------------------    --------------------------
                                         2001           2002           2001           2002
                                      -----------    -----------    -----------    -----------

Revenues                              $   640,462    $   654,769    $ 1,612,257    $ 1,696,614
Cost of revenues                          205,113        290,034        576,761        776,156
                                      -----------    -----------    -----------    -----------

   Gross profit                           435,349        364,735      1,035,496        920,458


Selling expenses                          174,056        130,540        511,984        435,031
Administrative expenses                   411,991        465,314      1,433,661      1,395,793
Development expenses                       98,175        110,192        392,025        416,627
                                      -----------    -----------    -----------    -----------

   Loss from operations                  (248,873)      (341,311)    (1,302,174)    (1,326,993)

Other income                                   --             --             --         62,796
Interest income, net                        7,173          2,762         26,138         13,248
                                      -----------    -----------    -----------    -----------

   Loss before taxes                     (241,700)      (338,549)    (1,276,036)    (1,250,949)

Provision for income taxes                  1,489          1,566          3,539          5,195
                                      -----------    -----------    -----------    -----------

   Net loss                           $  (243,189)   $  (340,115)   $(1,279,575)   $(1,256,144)
                                      ===========    ===========    ===========    ===========



Loss per share - basic and diluted    $     (0.04)   $     (0.04)   $     (0.20)   $     (0.15)


Weighted average number of shares -
basic and diluted                       6,654,985      8,186,778      6,254,378      8,176,097


              The accompanying notes are an integral part of these
                         interim financial statements.

AdStar, Inc.
Statements of Cash Flows
For the nine month periods
Ended September 30, 2001 and 2002 (unaudited)


                                                              2001           2002
                                                           -----------    -----------

Cash flows from operating activities:
   Net loss                                                $(1,279,575)   $(1,256,144)
   Adjustments to reconcile net loss to net cash used in
     operating activities
          Depreciation and amortization                        237,238        434,283
          Stock returned from settlement                            --        (67,789)
          Stock based charges                                   66,909         28,552
          Allowance for doubtful accounts                           --         27,547
          Loss on disposal of fixed assets                      20,814             --
          Changes in assets and liabilities:
            Accounts receivable                               (142,083)       (39,229)
            Prepaid and other assets                            93,483         15,869
            Deferred contract costs                                 --       (454,648)
            Accounts payable                                    65,264        456,388
            Accrued expenses                                  (227,073)      (192,055)
            Deferred revenue                                   147,164          8,268
                                                           -----------    -----------
          Net cash used in operating activities             (1,017,859)    (1,038,958)
                                                           -----------    -----------

Cash flows from investing activities:
   Purchase of property and equipment                         (653,935)      (598,114)
   Proceeds from disposal of fixed assets                       26,661             --
   Notes from officers                                              --       (210,434)
   Repayment of officers receivable                              6,750          4,696
                                                           -----------    -----------
       Net cash used in investing activities                  (620,524)      (803,852)
                                                           -----------    -----------

Cash flows from financing activities:
   Restricted cash                                              89,480       (129,461)
   Proceeds from leasing of property and equipment                  --         79,751
   Net proceeds from sale of common stock                      365,214        151,552
   Net proceeds from sale of preferred stock                        --      1,722,840
   Principal repayments on capital leases                      (45,773)        (8,379)
                                                           -----------    -----------

       Net cash provided by financing activities               408,921      1,816,303
                                                           -----------    -----------
       Net decrease in cash and cash equivalents            (1,229,462)       (26,507)


Cash and cash equivalents at beginning of period             1,606,999        411,539
                                                           -----------    -----------

Cash and cash equivalents at end of period                 $   377,537    $   385,032
                                                           ===========    ===========

Supplemental cash flow disclosure:
    Taxes paid                                             $     4,565    $     9,682
    Interest paid                                          $     2,645    $     4,825
Non cash investing and financing activities
   Conversion of note payable and accrued interest to
     common stock                                          $ 1,186,966    $        --
   Conversion of accounts payable to common stock          $        --    $    62,469

              The accompanying notes are an integral part of these
                         interim financial statements.

AdStar, Inc.
Notes To Interim Financial Statements
(Unaudited)

1.    General

      The interim financial statements for AdStar, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB and
      Item 10 of Regulation S-B. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2001.

      For the nine-month period ended September 30, 2002, the Company had incurred a cash outflow from operations of approximately $1,039,000 and as of September 30, 2002, the Company had negative working capital of $(314,342). Based on the Company's current operating plans, management believes existing cash resources, cash forecasted by management to be generated by future operations and anticipated gross proceeds of $1,500,000 from the contemplated sale of preferred stock during the fourth quarter 2002 and first quarter 2003 (see Note 9 of the notes to interim financial statements), will be sufficient to meet working capital and capital requirements through September 30, 2003 (see Note 9 of the notes to interim financial statements). Also, management's plans to attain profitability and generate additional cash flows include expansion of services under existing and new contracts, while containing any increase to operating expenditures necessary to accommodate this expansion. In addition, management will contemplate a reduction in staffing levels after completion of existing and contemplated development contracts entered into or expected to be entered into in association with the contemplated sale of preferred stock, expected to be substantially completed by May 2003. There is no assurance that management will be successful with these plans, including the completion of the sale of the preferred stock. However, if events and circumstances occur such that the Company does not meet its current operating plan as expected, and the Company is unable to raise additional financing, the Company may be required to further reduce certain discretionary spending, which could have a material adverse effect on the Company's ability to achieve its intended business objectives.

2.    Summary of Significant Accounting Policies

      Concentration of Credit Risk and Major Customers

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. Also, at times, cash balances held in financial institutions are in excess of FDIC insurance limits.

      For the three months ended September 30, 2002 and 2001, no customer accounted for 10% of the Company's revenues. At September 30, 2002, eight customers in the aggregate accounted for 73% of the Company's accounts receivable. The majority of the Company's customers have historically consisted of newspapers and publishers of classified advertisements.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      The Company derives revenue from several products and services as follows:

      Technology services revenue - The Company receives revenue from technology service contracts that generally contain multiple elements such as software customization services, monthly fees and post-contract customer support (PCS). Revenue from these arrangements is recognized in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition", and SOP 98-9, "Software Revenue Recognition with Respect to Certain Transactions". Accordingly, revenue is allocated to each element within the contract based on the relative fair values of those elements using vendor specific objective evidence. Revenue from monthly fees and PCS under software maintenance arrangements is based upon renewal rates and is recognized ratably over the term of the arrangement. Revenue from software customization services is recognized as the services are performed, using a percentage of completion methodology based on labor hours. The Company also provides customization services at the customers' request and recognizes revenue as the services are performed, using a percentage of completion methodology based on labor hours.

      Areas requiring management's judgment include revenue recognition and cost estimation on the fixed fee software customization element of the contracts. Revenue is recognized on these contracts using a percentage-of-completion methodology, based upon labor input measures and an estimate of time to completion. Monthly, technical management reviews the estimate of labor hours required to complete the customization and the effect of any change in estimate is reflected in the period in which the change is first known. Such changes in estimates have not been material to our quarterly results of operations. The corresponding cost of revenue charge is derived based upon the same labor input measurements and our existing cost structure. If the Company does not accurately estimate the resources required under the contract or the scope of the work to be performed, or if the Company does not manage its projects properly within the prescribed timeframe, future margins may be significantly and adversely affected. If increases in projected costs-to-complete are sufficient to create a loss contract, the entire estimated loss is charged to operations in the period the loss first becomes known. The complexity of the estimation process and uncertainties inherent in software customization activities may affect the percentages derived under the percentage-of-completion accounting method, which in turn may affect the amounts reported in the financial statements.

      ASP revenue - The Company receives revenue from providing an application service provider ("ASP") product that allows customers to use the Company's software applications on a "shared system" over the Internet. This technology is a publisher-specific ad-taking Web site service that offers visitors to a newspaper's Web page the opportunity to buy classified ads, for both the print and/or on-line editions of the newspaper, in real-time, on a 24/7 basis. The Company receives monthly fees for hosting the transactions and providing customer support, and recognizes the fees ratably over the contract period.

      Web site revenue - The Company receives revenue from fees charged to customers who transact business on the Advertise123.com Web site. This site permits the general public to plan, schedule, compose and purchase advertising from many print and on-line publishers. Under the guidance provided by the Securities Exchange Commission Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition" and the Emerging Issues Task Force ("EITF") Abstract No. 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" ("EITF 99-19"), the Company is, in substance, acting as an agent for the publishers and therefore recognizes, as revenue, only the net fees realized on the transactions. The Company recognizes revenues on a per-transaction basis when the ad is placed through their system and collection from the customer is probable.

      Development Costs

      Costs incurred in the development of products are expensed as incurred, except for certain software development costs, which are capitalized.

      Computation of Earnings Per Share

      Basic earnings (loss) per share is computed by dividing the net income
      (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Potential common shares are excluded from the computation when their effect is antidilutive. For the three months ended September 30, 2001 and 2002, diluted loss per share does not include 2,472,453 and 3,434,976, respectively, of options and warrants to purchase common stock and 0 and 1,443,457, respectively, of shares issuable upon the conversion of Series A preferred stock to common stock, as their inclusion would be antidilutive.

3.    Significant Contracts

      On March 18, 2002, the Company entered into a series of agreements with Tribune Company ("Tribune"). In accordance with these agreements, the Company sold 1,443,457 shares of Series A convertible preferred stock to Tribune Company for approximately $1.8 million. The Company has recorded the $1.8 million investment in the Series A convertible preferred stock at cost which approximated fair value. The rights and preferences of the Series A preferred stock are described in Note 4 below. Additionally, the Company agreed to develop and customize a version of its Web software applications to Tribune specifications in exchange for earning volume-based transaction fees in the future by providing Web-based recruitment ad sales technology to all major market Tribune newspapers and on-line services. This customization will provide a platform that allows Tribune owned newspapers, together with CareerBuilder, L.L.C. (www.careerbuilder.com), to receive recruitment advertising from agencies, corporate customers, and the general public. On completion of the development and customization effort, the Company will manage the related transactions and receive a volume-based ASP fee with a guaranteed monthly minimum. Costs incurred in the customization effort, are reflected as deferred contract costs in the balance sheet.

      Through September 30, 2002, $454,648 in development and customization costs have been deferred. During August 2002 the Company launched the FlexAds(R) service on two Tribune newspapers and commenced amortization of the cost of the development and customization effort over the expected 5 year period of the agreement. Under the agreement the Company will receive minimum monthly payments totaling $450,000. The Company commenced recognition of revenue from the $7,500 minimum monthly fee under the agreement on a straight-line basis during August 2002. To the extent that transaction based fees exceed the monthly minimum payments, the Company will record the excess in revenue when earned. The transactions did not exceed the contracted minimums for the three months ended September 30, 2002.

4.    Series A Convertible Preferred Stock

      The Company has authorized 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,443,457 shares have been designated as Series A convertible preferred stock ("Series A preferred stock"). The remaining authorized shares have not been designated. At September 30, 2002, the Company has reserved 1,443,457 shares of common stock for issuance upon the conversion of the Series A preferred stock. The Series A preferred stock has the following characteristics:

      Voting Rights - Each holder of the Series A preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible. The Company cannot amend its certificate of incorporation amending the rights of the Series A preferred stockholders, enter into any capital stock or equity agreements with rights ranking the same or above the rights of the Series A preferred stock or liquidate the Company without the approval of at least a majority of the holders of the Series A preferred stock then outstanding.

      Liquidation Preference - In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A preferred stock will be entitled to receive in preference to the holders of the common stock, an amount per share equal to $1.244 plus accrued and unpaid dividends. After such payment, the Series A preferred stockholders share equally with the common stockholders in any remaining assets or funds of the Company.

      Conversion - Each share of the Series A preferred stock is convertible at anytime at the option of the holder into shares of common stock pursuant to a ratio of one share of common stock for each share of Series A preferred stock, subject to certain stock split and stock dividend adjustments. In addition, the conversion ratio is subject to adjustment, as defined in the agreement, in the event that the Company issues common stock at a per share price less than $1.244 per share. All Series A preferred stock will automatically convert to common stock on the first day after March 18, 2004 for which the market price of the Company's common stock exceeds $2.25 per share.

      Dividends - Dividends on the Series A preferred stock shall accrue at 7% per annum through the date of liquidation or conversion. In the event of conversion all accrued and unpaid dividends will be waived.

5.    Issuance of Common Stock

      In January 2002, the Company sold an additional 300,000 shares of common stock at a price of $0.50 per share. These shares were sold as part of a 1,300,000 share private placement made pursuant to Sections 4(2) and 4(6) of the Act, of which 1,000,000 shares were sold prior to December 31, 2001. In connection with this offering the Company issued warrants to purchase 130,000 shares of its common stock, at a per share price of $0.75, as part of the placement agent fees. The warrants expire on January 16, 2007.

      In January 2002, the Company issued 114,545 shares of common stock in full settlement of a $62,500 liability, payable to Morse, Zelnick, Rose & Lander, LLP.

      In February 2002, AdStar sold 100,000 shares of its common stock at $0.50 per share. In connection with this sale, the Company issued warrants to purchase 10,000 shares of its common stock, at a per share price of $0.75, as part of the placement agent fees. The warrants expire on January 31, 2007.

6.    Settlement and return of Common Stock

      In November 2000, AdStar entered in a one-year strategic alliance agreement with Eastman Kodak Company (Kodak) whereby AdStar issued 67,796 shares of its common stock valued at $100,000. As of December 2001 the parties had not been able to complete the provisions of the agreement to both parties' satisfaction, whereby Kodak notified AdStar of its intention to terminate the agreement as of February 28, 2002. After protracted settlement discussions the parties agreed to a mutual termination and release agreement entered into during May 2002. As part of the agreement Kodak returned AdStar's common stock, valued at $67,789 and AdStar agreed not to pursue any further actions for performance against Kodak.

7.    Officers employment agreements and notes receivable

      In July 2002, AdStar entered into four-year employment agreements with each of Leslie Bernhard and Eli Rousso. Their prior agreements expired on September 30, 2002. Pursuant to her employment agreement, Leslie Bernhard was retained as President and Chief Executive Officer, and her total annual compensation was reduced to $212,800. Pursuant to his employment agreement, Eli Rousso was retained as Executive Vice President Chief Technology Officer, and his total annual compensation was reduced to $212,800. Each agreement provides, among other things, for participation in an equitable manner in any profit sharing or retirement, separation and disability plans for employees or executives and for participation in other employee benefits applicable to employees and executives of AdStar. Each agreement further provides for fringe benefits which are commensurate with the executive's duties and responsibilities. Under each agreement, employment may be terminated by AdStar with cause or by the executive with good reason. Termination without cause, or by the executive for good reason, would subject AdStar to liability for liquidated damages in an amount equal to the terminated executive's base salary for the remaining term of his or her employment agreement or 12 months, whichever is greater.

      On July 1, 2002, AdStar entered into a loan transaction with Leslie, President and CEO, and Eli, EVP and CTO, for $110,434 and $100,000, respectively. As part of the transaction, Ms. Bernhard and Mr. Rousso each issued to AdStar an unsecured, non-negotiable promissory note bearing interest at 5.56% with monthly principal and interest payments of $763 and $691, respectively, payable on a monthly basis, with all remaining outstanding principal and interest amounts due on July 31, 2022. Concurrently, an outstanding note from Ms. Bernhard in the amount of $39,566 was restructured under the same terms and conditions as the aforementioned new note. The loans are forgiven if there is a change in control in AdStar or if the loan holder is dismissed for other than cause as defined by the loan and employment agreements.

8.    Restricted cash

      In August 2002, AdStar was informed by Chase Merchant Services, L.L.C (Chase), a merchant bank that provides credit card processing services for AdStar, that it required the Company to maintain a restricted cash balance of $175,000. Chase indicated the primary reason for the reserve was the significant increase in dollar volume of AdStar transactions during the second quarter 2002. Under the terms of the agreement the Company can terminate the contract with 30 days notice and Chase can retain a reserve for up to six months from the date of termination.

9.    Subsequent events

      In November 2002 the Company signed a non-binding letter of intent with Tribune Company for an additional investment by Tribune of $1,500,000. As part of the proposed transaction, AdStar will develop additional features that expand the capabilities of its generic service and the customized services that were launched in August 2002. The proposed investment will be in the form of an initial purchase by Tribune of $900,000 of new Series B-1 preferred stock and a subsequent purchase, subject to the conditions described below, of $600,000 of new Series B-2 preferred stock. The purchase price for each share of the Series B-1 and Series B-2 preferred stock will be the lower of $0.75 or the fair market value of AdStar common stock at the time of the respective closing. The subsequent purchase of Series B-2 preferred stock by Tribune is subject to AdStar stockholder approval and the fulfillment by AdStar of certain obligations under its agreement with Tribune. If the conditions are not satisfied, Tribune will have the right to sell its shares of Series B-1 preferred stock to AdStar.

      The transaction is subject to customary corporate approvals, and also conditioned upon AdStar and Tribune's agreeing to and signing definitive agreements and satisfying the various customary closing conditions that may be contained in those agreements. The definitive agreement and share price are subject to change, and accordingly, the Company is still examining any potential impact the transaction may have on its financial statements when completed.

                           APPENDIX I (FORM OF PROXY)

                                  ADSTAR, INC.
                                    P R O X Y
                     FOR SPECIAL MEETING OF THE STOCKHOLDERS
                                December 27, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Leslie Bernhard and Eli Rousso, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Stockholders of AdStar, Inc. ("AdStar") to be held at 4553 Glencoe Avenue, Marina del Rey, California 90292, on Friday, December 27, 2002 at 10:00 A.M., Pacific Standard Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of AdStar held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated :

1.    Approval of the Transaction with Tribune Company.

FOR |_| AGAINST |_| ABSTAIN |_|

                              (Continued, and to be signed, on the Reverse Side)
--------------------------------------------------------------------------------
                                    FOLD HERE

--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.

                                        Dated: _____________________, 2002


                                        __________________________________
                                            Signature of Stockholder


                                        __________________________________
                                            Signature of Stockholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                   APPENDIX II
        (DRAFT OF THE PROPOSED B-2 PREFERRED CERTIFICATE OF DESIGNATION)

                         TERMS OF SERIES B-2 CONVERTIBLE
                         PREFERRED STOCK OF ADSTAR, INC.

1. Designation, Par Value and Number. _____________ shares of authorized Series B-2 Preferred of the Corporation are hereby constituted as a series of preferred stock, having a par value of $0.0001 per share. In accordance with the terms hereof, each share of Series B-2 Preferred shall have the same relative rights as and be identical in all respects with each other share of Series B-2 Preferred.

2.    Dividends.

      a. General. Upon the occurrence of a Liquidation Event and to the extent permitted under the Delaware General Corporation Law, the Corporation shall pay preferential cumulative dividends in cash to the holders of the Series B-2 Preferred as provided in this Section 2.a. Dividends on each issued and outstanding share of the Series B-2 Preferred shall accrue on a daily basis at a rate of 7% per annum of the Series B-2 Liquidation Value thereof from and including the Series B-2 Original Issuance Date to and including the first to occur of (i) the date on which the Series B Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with a Liquidation Event or (ii) the date on which such share of Series B-2 Preferred is converted into shares of Common hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series B-2 Junior Securities.

      b. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B-2 Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B-2 Preferred held by each such holder.

      c. Participation in Common Dividends. In the event that the Corporation declares or pays a dividend or makes any distribution on the Common, then the holders of the outstanding shares of Series B-2 Preferred (on a Common Equivalent Basis as of the record date for such dividend or distribution) and the holders of the Common shall share pro rata in such dividend or distribution.

      d. Treatment of Accrued and Unpaid Dividends Upon Conversion. Upon any conversion of shares of Series B-2 Preferred into Common in accordance with Section 5, all accrued and unpaid dividends on the Series B-2 Preferred shall be waived.

3.    Voting Rights.

      a. General. The holders of the Series B-2 Preferred shall be entitled to notice of all stockholders meetings in accordance with the By-laws and, except as otherwise provided herein or required by applicable law, the holders of the Series B-2 Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, voting as a single class with the Common and other securities that vote with the Common, with the holders of Series B-2 Preferred entitled to one vote for each share of Series B-2 Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.

      b. Actions Requiring the Consent of the Holders of Series B-2 Preferred . So long as any shares of Series B-2 Preferred remains outstanding, the Corporation shall not, unless it has received the prior approval from the holders of at least a majority of the shares of Series B-2 Preferred then outstanding:

            (i) make any amendment to the Certificate of Incorporation, this Certificate of Designation or the By-laws, or file any resolution of the Board with the Delaware Secretary of State containing any provisions or take any other action, that would amend the terms of the Series B-2 Preferred, increase or decrease the number of authorized Series B-2 Preferred, approve a reverse stock split with respect to the

                  Series B-2 Preferred or adversely affect or otherwise impair the rights or the relative preferences or priorities of the holders of the Series B-2 Preferred under the Certificate of Incorporation, this Certificate of Designation or the By-laws;

            (ii) make any amendment to the Certificate of Incorporation, this Certificate of Designation or the By-laws, or file any resolution of the Board with the Delaware Secretary of State containing any provisions, or cause the approval and authorization of or amend, replace or modify the Governance Agreement, or take any other action, that would affect the rights of the Investor to nominate a member or members to the Board;

            (iii) except for the issuance and sale of the Series B-2 Preferred, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities of the Corporation (or any securities convertible into or exchangeable for any capital stock or other equity securities of the Corporation) having rights, preferences, privileges or priorities pari passu with or senior to the Series B-2 Preferred [Note: since the Series A also has this provision, we will have draft a consent for this transaction];

            (iv) directly or indirectly (x) declare or pay any cash or property dividends or make any cash or property distributions upon any of its capital stock or other equity securities or (y) redeem, purchase or otherwise acquire any of the Corporation's capital stock or other equity securities (including warrants, options and other rights to acquire such capital stock or other equity securities), in each case, except out of the Corporation's earned surplus; or

            (v) liquidate, dissolve or wind-up the Corporation, whether pursuant to a Federal bankruptcy proceeding, state law or otherwise.

4.    Liquidation, Dissolution, etc.

      a. Liquidation Event. Upon any (i) liquidation (whether in connection with a sale of all or substantially all of the assets of the Corporation or otherwise), dissolution or winding up of the Corporation (whether voluntary or involuntary) or (ii) any merger or consolidation to which the Corporation is a party pursuant to which the holders of Common are entitled to receive securities or cash in exchange for such Common (except where, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to such merger or consolidation shall continue to own the Corporation's outstanding capital stock possessing more than 50% of the voting power of the surviving entity) (each, a "Liquidation Event"):

            (i) Each holder of Series B-2 Preferred shall be entitled to receive, prior and in preference to any distribution or payment made upon, or in exchange for, any Series B-2 Junior Securities, an amount equal to (payable in the same form as the merger consideration paid to the holders of Common, if applicable (and in the same ratio if more than one form of consideration is used)) (i) the aggregate Series B-2 Liquidation Value of all shares of Series B-2 Preferred held by such holder plus (ii) all accrued and unpaid dividends on such shares of Series B-2 Preferred. If upon any Liquidation Event the Corporation's assets or merger consideration to be distributed among the holders of the Series B-2 Preferred and any Pari Passu Securities are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid pursuant to the terms of such securities, then the entire assets or merger consideration available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of the Series B-2 Preferred and any Pari Passu Securities based upon the aggregate liquidation value (plus all accrued and unpaid dividends) of the shares of such securities held by each such holder.

            (ii) After payment to the holders of the Series B-2 Preferred and any Pari Passu Securities of the amounts set forth in Section 4.a(i), the entire remaining assets and funds of the Corporation or merger consideration legally available for distribution, if any, shall be distributed pro rata among the holders of the Common and the holders of the Series B-2 Preferred and any Pari Passu Securities (on a Common Equivalent Basis).

      b. Form of Consideration. Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such securities or property shall be the fair market value thereof as determined by the Board in its reasonable and good faith determination.

5.    Conversion.

      a.    Conversion Procedure.

            (i) At any time and from time to time, a holder of Series B-2 Preferred shall have the right to convert all or any portion of its shares of Series B-2 Preferred into the number of shares of Common computed by dividing (x) the aggregate Series B-2 Liquidation Value of the shares of Series B-2 Preferred to be converted by (y) the Series B-2 Conversion Price then in effect.

            (ii) All shares of Series B-2 Preferred shall automatically convert into Common (pursuant to the computation set forth in Section 5.a(i)) on the first day after the 24-month anniversary of the Series B-2 Original Issuance Date for which the Market Price of a share of Common exceeds 200% of the average trading price per share of Common during the 30 consecutive days immediately preceding the Series B-2 Original Issuance Date.

            (iii) Each conversion of Series B-2 Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B-2 Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (any such date being referred to as a "Conversion Date"). At the time any such conversion has been effected, the rights of the holder of the shares of Series B-2 Preferred converted as a holder of Series B-2 Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common represented thereby.

            (iv) As soon as possible after a conversion has been effected the Corporation shall, or (if applicable) use its best efforts to cause its transfer agent to, deliver to the converting holder:

                  (1) certificates representing the number of shares of Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                  (2) a certificate representing any shares of Series B-2 Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

            (v) The issuance of certificates for shares of Common upon conversion of Series B-2 Preferred shall be made without charge to the holders of such Series B-2 Preferred or Common for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common. Upon conversion of each share of Series B-2 Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            (vi) The Corporation shall not close its books against the transfer of Series B-2 Preferred or of Common issued or issuable upon conversion of Series B-2 Preferred in any manner that interferes with the timely conversion of Series B-2 Preferred. The Corporation shall assist and cooperate with any holder of shares of Series B-2 Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

            (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of issuance upon the conversion of shares of the Series B-2 Preferred, such number of shares of Common as are issuable upon the conversion of all outstanding Series B-2 Preferred. All shares of Common that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to insure that all such shares of Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common may be listed (except for official notice of issuance which shall be delivered immediately by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Common to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B-2 Preferred.

           (viii) If any fractional interest in a share of Common would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series B-2 Preferred, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series B-2 Preferred being converted at any one time by the holder thereof, not upon each share of Series B-2 Preferred being converted.

      b.    Conversion Price.

            (i) The initial Series B-2 Conversion Price shall be $_____ per share of Common. In order to prevent dilution of the conversion rights granted under this Section 5, the Series B-2 Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5.b.

            (ii) If and whenever on or after the Original Series B-2 Issuance Date, but prior to February 28, 2004, the Corporation issues or sells or, in accordance with this Section 5, is deemed to have issued or sold, any shares of its Common for a consideration per share less than the Series B-2 Conversion Price in effect immediately prior to the time of such issuance, then immediately upon such issuance or sale or deemed issuance or sale the Series B-2 Conversion Price shall be reduced to the conversion price determined by dividing (A) the sum of (1) the product derived by multiplying the Series B-2 Conversion Price in effect immediately prior to such issuance or sale by the number of shares of Common Deemed Outstanding immediately prior to such issuance or sale, plus
                  (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (B) the number of shares of Common Deemed Outstanding immediately after such issue or sale.

            (iii) Notwithstanding the foregoing, there shall be no adjustment in the Series B-2 Conversion Price as a result of any issuance or sale (or deemed issuance or sale) of shares of Common (a) issued upon conversion of the Series B-2 Preferred, (b) issued as a dividend or distribution on the Series B-2 Preferred for which adjustment is made pursuant to Section 5.c(ix), (c) issued upon conversion of the Series A Preferred, (d) issued or issuable pursuant to any equity incentive plan approved by the Board or (e) issued or issuable pursuant to any merger, acquisition or consolidation (including shares of Common issued or issuable for cash if such cash is to be used for any such merger, acquisition or consolidation) pursuant to which the Corporation is a party (collectively, the "Excepted Shares").

      c. Effect on Conversion Price of Certain Events. For purposes of determining the Series B-2 Conversion Price under Section 5, the following shall be applicable:

            (i) Issuance of Options. If the Corporation in any manner grants, issues or sells any Options (other than Options that are convertible into Excepted Shares) and the price per share for which Common is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series B-2 Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common is issuable" shall be determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting, issuance or sale of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (3) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities (other than Convertible Securities that are convertible into Excepted Shares) and the price per share for which Common is issuable upon conversion or exchange thereof is less than the Series B-2 Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common is issuable" shall be determined by dividing (A) the sum of (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B-2 Conversion Price shall be made when Common is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B-2 Conversion Price had been or are to be made pursuant to other provisions of this
                  Section 5, no further adjustment of the conversion price shall be made by reason of such issue or sale.

            (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options (other than Options that are convertible into Excepted Shares), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities (other than Convertible Securities that are convertible into Excepted Shares) or the rate at which any Convertible Securities (other than Convertible Securities that are convertible into Excepted Shares) are convertible into or exchangeable for Common changes at any time, the Series B-2 Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B-2 Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that, if such adjustment of the Series B-2 Conversion Price would result in an increase in the Series B-2 Conversion Price then in effect, the Corporation will promptly give all holders of Series B-2 Preferred written notice of such increase. For purposes of this Section 5.c(iii), if the terms of any Option or Convertible Security (other than Options or Convertible Securities that are convertible into Excepted Shares) that was outstanding as of the Original Series B-2 Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that, no such change shall at any time cause the Series B-2 Conversion Price hereunder to be increased.

            (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B-2 Conversion Price then in effect hereunder shall be adjusted immediately to the Series B-2 Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that, if such expiration or termination would result in an increase in the Series B-2 Conversion Price then in effect, the Corporation will promptly give all holders of Series B-2 Preferred written notice of such increase. For purposes of this Section 5.c(iv), the expiration or termination of any Option or Convertible Security that was outstanding as of the Original Series B-2 Issuance Date shall not cause the Series B-2 Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Original Series B-2 Issuance Date.

            (v) Calculation of Consideration Received. If any Common, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board in its reasonable and good faith determination.

            (vi) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific exercise price is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued at an exercise price of $0.01.

            (vii) Treasury Shares. The number of shares of Common outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issuance or sale of such shares.

            (viii) Record Date. If the Corporation takes a record of the holders of Common for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common, Options or in Convertible Securities or (B) to subscribe for or purchase Common, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (ix) Subdivisions or Combinations of Common. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common into a greater number of shares, the Series B-2 Conversion Price in effect immediately prior to such subdivision shall be reduced proportionately, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common into a smaller number of shares, the Series B-2 Conversion Price in effect immediately prior to such combination shall be increased proportionately.

            (x) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common, and which does not otherwise qualify as a Liquidation Event, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B-2 Preferred then outstanding) to insure that each of the holders of Series B-2 Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common immediately theretofore acquirable and receivable upon the conversion of such holder's Series B-2 Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B-2 Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B-2 Preferred then outstanding) to insure that the provisions of this Section 5.c shall thereafter be applicable to the securities issued in exchange for the Series B-2 Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation and the value for the Common reflected by the terms of such consolidation, merger or sale is less than the Series B-2 Conversion Price in effect immediately prior to such consolidation, merger or sale, an immediate adjustment of the Series B-2 Conversion Price to the value for the Common so reflected and a corresponding immediate adjustment in the number of shares of Common acquirable and receivable upon conversion of Series B-2 Preferred). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B-2 Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (xi) Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Series B-2 Conversion Price so as to protect the rights of the holders of Series B-2 Preferred; provided, that, no such adjustment shall increase the Series B-2 Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common issuable upon conversion of each share of Series B-2 Preferred.

      d.    Notices.

            (i) Immediately upon any adjustment of the Series B-2 Conversion Price, the Corporation shall give written notice thereof to all holders of Series B-2 Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Corporation shall give written notice to all holders of Series B-2 Preferred at least ten (10) days prior to the date on which the Corporation closes its books or takes a record
                  (A) with respect to any dividend or distribution upon Common,
                  (B) with respect to any pro rata subscription offer to holders of Common or (C) for determining rights to vote with respect to any Liquidation Event, Organic Change, dissolution or liquidation.

            (iii) The Corporation shall also give written notice to the holders of Series B-2 Preferred at least ten (10) days prior to the date on which any Organic Change or Liquidation Event shall take place.

6.    Preemptive Right.

      a. If the Corporation proposes to issue or sell any securities, the Corporation shall, as soon as practicable and in any event no later than 10 days before the consummation of such transaction, deliver a notice to each of the holders of the Series B-2 Preferred stating
            (i) a description of the transaction pursuant to which it proposes to issue such securities; (ii) the number of such securities; (iii) the price, if any, for which it proposes to sell such securities; and (iv) the identity of the proposed purchaser(s).

      b. Each holder of Series B-2 Preferred may elect, by giving notice to the Corporation within 15 days after receipt of the notice referenced above, to purchase, at the same price and on the same terms and conditions as the issuance or sale described in such notice, the number of securities equal to the product of (i) the aggregate number of securities issued or sold by the Corporation multiplied by (ii) a fraction with a numerator equal to the number of shares of Common (on a Common Equivalent Basis) that such holder owns and a denominator equal to the number of Common Deemed Outstanding prior to the issuance of such securities.

      c. The preemptive right set forth in this Section 6 shall not apply to Excepted Shares.

7.    General.

      a. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common or Series B-2 Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common or Series B-2 Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      b. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one (1) business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

8.    Definitions.

      "Board" means the Board of Directors of the Corporation.

      "By-laws" means the By-laws of the Corporation, as they may be amended from time to time.

      "Certificate of Designation" means this Series B-2 Preferred Certificate of Designation.

      "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation, as it may be amended from time to time.

      "Common" means the Corporation's Common Stock, $.0001 par value per share.

      "Common Deemed Outstanding" means, at any given time, the number of shares of Common actually outstanding at such time, plus the number of shares of Common deemed to be outstanding pursuant to Sections 5.c(i) and 5.c(ii) whether or not the Options or Convertible Securities are actually convertible or exercisable at such time.

      "Common Equivalent Basis" means, as of the date of such determination, the number of shares of Common that each holder of Series B-2 Preferred would be entitled to receive upon conversion of its Series B-2 Preferred into Common.

      "Conversion Date" is defined in Section 5.a(iii).

      "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common.

      "Corporation" means AdStar, Inc., a Delaware corporation.

      "Excepted Shares" is defined in Section 5.b(iii).

      "Governance Agreement" means the Amended and Restated Governance Agreement, dated as of ____________, 2002, among the Corporation, the Investor and the stockholders of the Corporation named therein.

      "Investor" means Tribune Company, a Delaware corporation.

      "Liquidation Event" has the meaning given such term in Section 4.a above.

      "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid


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and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the 29 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B-2 Preferred.

      "Options" means any rights, warrants or options to subscribe for or purchase Common or Convertible Securities.

      "Organic Change" is defined in Section 5.c(x).

      "Pari Passu Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) that by its terms is pari passu with the Series B-2 Preferred, including, but not limited to, the Series A Preferred, and the Series B-1 Preferred Stock, $.0001 par value, of the Corporation.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Series A Preferred" means the Series A Preferred Stock of the Corporation, $.0001 par value.

      "Series B-2 Conversion Price" has the meaning given such term in Section 5.b.

      "Series B-2 Junior Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) other than the Series B-2 Preferred that by its terms is junior to the Series B-2 Preferred.

      "Series B-2 Liquidation Value" means $_________ per share of Series B-2 Preferred (subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

      "Series B-2 Original Issuance Date" means the date of the original issuance of Series B-2 Preferred.

      "Series B-2 Preferred" means the Series B-2 Convertible Preferred Stock of the Corporation, $0.0001 par value per share.